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                                CREDIT AGREEMENT

                                      AMONG

                              HERCULES INCORPORATED

                    THE SUBSIDIARIES OF HERCULES INCORPORATED
                        FROM TIME TO TIME PARTIES HERETO

                               THE SEVERAL LENDERS
                        FROM TIME TO TIME PARTIES HERETO,

                               NATIONSBANK, N.A.,

                             AS ADMINISTRATIVE AGENT

                                       AND

                            THE CHASE MANHATTAN BANK,

                          MORGAN GUARANTY TRUST COMPANY
                                  OF NEW YORK,

                                       AND

                                 CITIBANK, N.A.,

                            AS CO-SYNDICATION AGENTS

                          DATED AS OF OCTOBER 15, 1998



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                                TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----

SECTION 1. Representations and Warranties of the Company.................................................1
         1.1. Corporate Authority........................................................................1
         1.2. Financial Statements.......................................................................2
         1.3. Validity of Documents......................................................................2
         1.4. No Events of Default.......................................................................3
         1.5. Litigation.................................................................................3
         1.6. Use of Proceeds............................................................................3
         1.7. No Change..................................................................................4
         1.8. Federal Regulations........................................................................4
         1.9. ERISA......................................................................................4
         1.10. Investment Company Act; Other Regulations.................................................4
         1.11. Compliance with Law.......................................................................5
         1.12. Taxes.....................................................................................5
         1.13. Material Subsidiaries.....................................................................5
         1.14. Environmental Matters.....................................................................6
         1.15. Solvency..................................................................................7
         1.16. Disclosure................................................................................7
         1.17. No Burdensome Restrictions................................................................7
         1.18. Representations and Warranties from Merger Agreement......................................7
         1.19. Year 2000 Compliance......................................................................8
SECTION 2. Amount and Terms of Commitments...............................................................8
         2.1. Revolving Credit Commitments...............................................................8
         2.2. Revolving Credit Notes.....................................................................8
         2.3. Procedure for Revolving Credit Borrowing...................................................9
         2.4. Fees.......................................................................................9
         2.5. Termination or Reduction of Revolving Committed Amount....................................10
         2.6. Prepayments...............................................................................10
         2.7. Conversion and Continuation Options.......................................................12
         2.8. Minimum Amounts of Tranches and Maximum Number of Eurodollar Loans........................13
         2.9. Interest Rates and Payment Dates..........................................................13
         2.10. Computation of Interest and Fees.........................................................14
         2.11. Pro Rata Treatment and Payments..........................................................14
         2.12. Taxes....................................................................................15
         2.13 Designated Borrowers......................................................................17
         2.14. Several Liability of Borrowers...........................................................18
         2.15 Swingline Loan Subfacility................................................................18


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
         2.16 Letter of Credit Subfacility..............................................................20
         2.17 Term Loan Tranches........................................................................25
SECTION 3. Change in Circumstances Affecting Loans......................................................27
         3.1. Basis for Determining Interest Rate Inadequate or Unfair..................................27
         3.2. Illegality................................................................................28
         3.3. Increased Cost............................................................................28
         3.4. Effect on Obligation to Convert...........................................................29
         3.5. Funding Losses............................................................................29
SECTION 3A. Guaranty ...................................................................................30
         3A.1 Guaranty of Payment ......................................................................30
         3A.2 Obligations Unconditional ................................................................30
         3A.3 Modifications ............................................................................31
         3A.4 Waiver of Rights .........................................................................31
         3A.5 Reinstatement ............................................................................32
         3A.6 Remedies .................................................................................32
         3A.7 Limitation of Guaranty ...................................................................32
         3A.8 Rights of Contribution....................................................................33
         3A.9 Releases of Certain Guarantors ...........................................................33
SECTION 4. Conditions Precedent.........................................................................33
         4.1. Effectiveness of this Agreement...........................................................33
         4.2. Conditions to all Borrowings..............................................................34
SECTION 5. Covenants....................................................................................35
         5.1. Affirmative Covenants.....................................................................35
         5.2. Negative Covenants........................................................................39
SECTION 6. Defaults.....................................................................................44
SECTION 7. Definitions..................................................................................47
SECTION 8. The Agent....................................................................................65
         8.1. Appointment...............................................................................65
         8.2. Delegation of Duties......................................................................66
         8.3 Exculpatory Provisions.....................................................................66
         8.4 Reliance by Agent..........................................................................66
         8.5. Notice of Default.........................................................................67
         8.6. Non-Reliance on Agent and Other Lenders...................................................67
         8.7. Indemnification...........................................................................68
         8.8. Agent in Its Individual Capacity..........................................................68
         8.9. Successor Agent...........................................................................68
SECTION 9. Miscellaneous................................................................................69
         9.1. Amendments and Waivers....................................................................69
         9.2. Notices...................................................................................70
         9.3. No Waiver; Cumulative Remedies............................................................70
         9.4. Survival of Representations and Warranties................................................71
         9.5. Payment of Expenses and Taxes.............................................................71


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
         9.6 Successors and Assigns; Participations and Assignments.....................................72
         9.7. Adjustments; Set-off......................................................................74
         9.8. Counterparts..............................................................................75
         9.9. Adjustments for Changes in GAAP...........................................................75
         9.10. Severability; Section Headings...........................................................75
         9.11. Integration..............................................................................75
         9.12. Governing Law............................................................................76
         9.13. Submission To Jurisdiction; Waivers......................................................76
         9.14. Acknowledgments..........................................................................76
         9.15. Waiver of Jury Trial.....................................................................77
         9.16. Termination of Collateral Period.........................................................77
         9.17. Confidentiality..........................................................................77
         9.18. Prudential Intercreditor Agreement.......................................................78


EXHIBITS

Exhibit A - Form of Revolving Credit Note
Exhibit B - Form of Swingline Note
Exhibit C - Form of Assignment and Acceptance
Exhibit D - Form of Borrower Joinder Agreement
Exhibit E - Form of Guarantor Joinder Agreement
Exhibit F - Form of Notice of Borrowing for Revolving Credit Loans Exhibit G - Form of Notice of Borrowing for Term Loans
Exhibit H - Form of Term Loan Note
Exhibit I - Form of Pledge Agreement
Exhibit J - Form of Prudential Intercreditor Agreement


SCHEDULES

SCHEDULE I -   Commitments; Notice Addresses
SCHEDULE II -  Material Subsidiaries
SCHEDULE III - Required Consents, Authorizations, Notices and Filings
SCHEDULE IV -  Existing Indebtedness of the Material Subsidiaries
SCHEDULE V -   Representation Regarding Collateral Documents
SCHEDULE VI -  Existing Letters of Credit



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                                CREDIT AGREEMENT

         CREDIT AGREEMENT, dated as of October 15, 1998 (as amended, supplemented or otherwise modified from time to time pursuant to the applicable provisions hereof, the "Agreement"), among HERCULES INCORPORATED, a Delaware corporation (the "Company"), such subsidiaries of the Company as may from time to time be Borrowers and/or Guarantors hereunder in accordance with the provisions hereof (collectively with the Company, the "Credit Parties"), the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), NATIONSBANK, N.A., a national banking association, as administrative agent (in such capacity, the "Agent") for the Lenders, and THE CHASE MANHATTAN BANK, MORGAN GUARANTY TRUST COMPANY OF NEW YORK and CITIBANK, N.A., as Co-Syndication Agents (in such capacity, the "Co-Agents").

         The parties hereto agree to as follows:

         SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         In order to induce the Lenders and the Agent to enter into this Agreement and to make the Loans (as that term and other capitalized terms not otherwise defined herein are hereinafter defined in Section 7) and other extensions of credit hereunder, the Credit Parties make the following representations, covenants and warranties which shall survive the execution and delivery of the Credit Documents:

         1.1. CORPORATE AUTHORITY.

         (a) Each Credit Party is a duly and validly existing corporation, and is in good standing under the laws of the State of its incorporation. The execution, delivery and performance of the Credit Documents are within each Credit Party's corporate authority and have been duly authorized by proper corporate proceedings. This Agreement has been, and each of the other Credit Documents required to be executed and delivered by a Credit Party will be, duly executed and delivered by each Credit Party that is a party thereto.

         (b) Each Credit Party (i) has the corporate or other necessary power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (ii) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.



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




         1.2. FINANCIAL STATEMENTS.

         (a) The consolidated balance sheet of the Company and its Consolidated Subsidiaries as of December 31, 1997, and the related consolidated statements of income, stockholders' equity and cash flow (including the notes thereto) for the fiscal year ended on such date, reported upon by Coopers & Lybrand, present fairly in all material respects the consolidated financial position of the Company and its Consolidated Subsidiaries as of said date and the consolidated results of their operations for such fiscal year, in conformity with GAAP.

         (b) The consolidated balance sheets of the Company and its Consolidated Subsidiaries as of June 30, 1998, and the related consolidated statements of income and cash flows for the quarterly period ended on such date, present fairly in all material respects the consolidated financial position of the Company and its Consolidated Subsidiaries as of said date and the consolidated results of their operations for such quarterly period, in conformity with GAAP; provided, however, that such financial statements are subject to year-end adjustments and are presented without footnotes.

         (c) The pro forma consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the Closing Date giving effect to the Acquisition in accordance with the terms of the Merger Agreement and reflecting estimated purchase price accounting adjustments, has heretofore been furnished to each Lender. Such pro forma balance sheet is based upon reasonable assumptions made known to the Lenders and upon information not known to be incorrect or misleading in any material respect.

         (d) The financial statements delivered to the Lenders pursuant to subsection 5.1(a)(i)(A) and (B), (i) have been prepared in accordance with GAAP (except as may otherwise be permitted hereunder) and (ii) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Company and its Consolidated Subsidiaries as of such date and for such periods.

         1.3. VALIDITY OF DOCUMENTS.

         (a) This Agreement constitutes, and the other Credit Documents when duly executed and delivered by each Credit Party that is a party thereto in accordance with this Agreement will constitute, legal, valid and binding obligations of each Credit Party, each enforceable in accordance with its terms except as the enforceability of such Credit Document may be limited (x) by general principles of equity and conflicts of laws or (y) by bankruptcy, reorganization, insolvency, moratorium or other laws of general application relating to or affecting the enforcement, of creditors' rights. Neither the execution, delivery or performance of this Agreement or the other Credit Documents, nor compliance with the terms and provisions hereof and thereof, will
(i) conflict with, or result in a breach of any provisions of, any Requirement of Law applicable to the Credit Parties, specifically including the certificate of incorporation or the by-laws of a Credit Party, or any agreement or instrument to which a Credit Party is a party, or by which it or its properties is bound,



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or constitute a default thereunder, except where such conflict, breach or default would not reasonably be expected to have a Material Adverse Effect or
(ii) result in or require the creation of any Lien (other than those contemplated in or created in connection with the Credit Documents) upon a Credit Party or with respect to its properties.

         (b) No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Credit Party in connection with the borrowings or other extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of the Credit Documents to which such Credit Party is a party, except for (i) consents, authorizations, notices and filings described in Schedule III, all of which have been obtained or made or have the status described in such Schedule III and (ii) filings to perfect the Liens created by the Collateral Documents.

         1.4. NO EVENTS OF DEFAULT.

         No Event of Default specified in Section 6 of this Agreement and no event of default specified in any other agreement evidencing indebtedness of the Company or any of its Material Subsidiaries for borrowed money in excess of $25,000,000, and no event which, with the giving of notice or lapse of time, or both, could become such an Event of Default or event of default, has occurred and is continuing.

         1.5. LITIGATION.

         Except as set forth on the Company's Form 10-Q filed with the Securities and Exchange Commission for the quarterly period ended June 30, 1998, there are no actions, suits or proceedings pending or, to the knowledge of a Credit Party, threatened against or affecting the Company or any Consolidated Subsidiary before any court or before any governmental or administrative body or agency, which could reasonably be expected to have a Material Adverse Effect.

         1.6. USE OF PROCEEDS.

         The proceeds of the Loans shall be used (a) to fund the Acquisition (including, without limitation, through loans, advances or equity contributions made to Subsidiaries of the Company) and (b) for working capital, capital expenditures, repayment of Indebtedness of the Company, BetzDearborn and their Subsidiaries and other general corporate purposes. The Letters of Credit shall be used only for or in connection with appeal bonds, reimbursement obligations arising in connection with surety and reclamation bonds, reinsurance, domestic or international trade transactions and obligations not otherwise aforementioned relating to transactions entered into by the applicable account party in the ordinary course of business.



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         1.7. NO CHANGE.

         Since June 30, 1998, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

         1.8. FEDERAL REGULATIONS.

         No part of the Letters of Credit or the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock", within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors. If requested by any Lender or the Agent, each Borrower will furnish to the Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

         1.9. ERISA.

         Each of the following statements is true, except to the extent that the events or conditions causing such statements to be untrue, either individually or in the aggregate, would not be reasonably likely to result in any liability having a Material Adverse Effect: Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither a Credit Party nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither a Credit Party nor any Commonly Controlled Entity would become subject to any liability under ERISA if such Credit Party or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

         1.10. INVESTMENT COMPANY ACT; OTHER REGULATIONS.

         No Credit Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Credit Party is subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness. No director, executive officer or principal shareholder of a Credit Party or any of its Subsidiaries is a director, executive officer or principal shareholder of any Lender. For the purposes



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hereof the terms "director", "executive officer" and "principal shareholder"
(when used with reference to any Lender) have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System. None of the transactions contemplated by this Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or regulations issued pursuant thereto.

         1.11. COMPLIANCE WITH LAW.

         Each of the Company and its Consolidated Subsidiaries is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         1.12. TAXES.

         Each of the Company and its Consolidated Subsidiaries has filed, or caused to be filed, all tax returns (federal, state, local and foreign) required to be filed and paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP (if such reserves are required pursuant to GAAP). No Credit Party is aware as of the Closing Date of any proposed tax assessments against any of the Company and its Consolidated Subsidiaries, which could reasonably be expected to have a Material Adverse Effect and against which adequate reserves are not being maintained in accordance with GAAP (if such reserves are required pursuant to GAAP).

         1.13. MATERIAL SUBSIDIARIES.

         Set forth on Schedule II is a complete and accurate list of all Material Subsidiaries of the Company. Information on Schedule II includes jurisdiction of incorporation, the number of shares of each class of Capital Stock outstanding, the number and percentage of outstanding shares of each class owned (directly or indirectly) by a Credit Party; and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. The outstanding Capital Stock of all such Material Subsidiaries is validly issued, fully paid and non-assessable and is owned by each such Credit Party, directly or indirectly, free and clear of all Liens (other than those arising under or contemplated in connection with the Credit Documents). Other than as set forth in Schedule II, no Material Subsidiary has outstanding any securities convertible into or exchangeable for its Capital Stock nor does any such Person have outstanding any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance



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(contingent or otherwise) of, or any calls, commitments or claims of any character relating to its Capital Stock. Schedule II may be updated from time to time by the Company by giving written notice thereof to the Agent.

         1.14. ENVIRONMENTAL MATTERS.

         (a) Except as would not have or be reasonably expected to have a Material Adverse Effect:

                  (i) Each of the real properties owned by the Credit Parties (the "Real Properties") and all operations at the Real Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Real Properties or the businesses operated by the Company or any of its Material Subsidiaries (the "Businesses"), and there are no conditions relating to the Businesses or Real Properties that would be reasonably expected to give rise to liability under any applicable Environmental Laws.

                  (ii) No Credit Party has received any written notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding Hazardous Materials or compliance with Environmental Laws with regard to any of the Real Properties or the Businesses, nor does any Credit Party have knowledge or reason to believe that any such notice is being threatened.

                  (iii) Hazardous Materials have not been transported or disposed of from the Real Properties, or generated, treated, stored or disposed of at, on or under any of the Real Properties or any other location, in each case by, or on behalf or with the permission of, the Company or any of its Material Subsidiaries.

                  (iv) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of any Credit Party, threatened, under any Environmental Law to which any Credit Party is or, to the best knowledge of such Credit Party, will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Company or any of its Material Subsidiaries, the Real Properties or the Businesses.

                  (v) There has been no release or, to the best knowledge of any Credit Party, threat of release of Hazardous Materials at or from the Real Properties, or arising from or related to the operations (including, without limitation, disposal) of the Company or any of its Material Subsidiaries in connection with the Real Properties or otherwise in connection with the Businesses, in violation of, or in amounts or in a manner that could give rise to liability under, Environmental Laws.

                  (vi) None of the Real Properties contains, or has previously contained, any Hazardous Materials at, on or under the Real Properties in amounts or concentrations that, if released, constitute or constituted a violation of, or would give rise to liability under, Environmental Laws.



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                  (vii) No Credit Party, nor any of its Subsidiaries, has
         assumed any liability of any Person (other than another Credit Party, or one of its Subsidiaries) under any Environmental Law.

         (b) The Company has adopted procedures that are designed to (i) ensure that each Credit Party, each of its operations and each of the properties owned or leased by each Credit Party remains in compliance with applicable Environmental Laws, to the extent that the failure to comply with such Environmental Laws would have or would be reasonably expected to have a Material Adverse Effect, and (ii) manage, to the same extent as and in accordance with the practices of companies engaged in the same or a similar business, any liabilities or potential liabilities that each Credit Party, any of its operations and each of the properties owned or leased by each Credit Party may have under applicable Environmental Laws.

         1.15. SOLVENCY.

         Each Credit Party is and, after consummation of the transactions contemplated by this Agreement (including without limitation the Acquisition), will be Solvent.

         1.16. DISCLOSURE.

         Neither this Agreement nor any financial statements delivered to the Lenders nor any other document, certificate or statement furnished to the Lenders by or on behalf of the Company or any of its Consolidated Subsidiaries in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

         1.17. NO BURDENSOME RESTRICTIONS.

         Neither the Company nor any of its Material Subsidiaries is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could have a Material Adverse Effect.

         1.18. REPRESENTATIONS AND WARRANTIES FROM MERGER AGREEMENT.

         As of the Closing Date, each of the representations and warranties made in the Merger Agreement by each of the parties thereto is true and correct in all material respects.



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

         1.19. YEAR 2000 COMPLIANCE.

         Each of the Credit Parties has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' businesses and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications may not be able to recognize and properly perform date-sensitive functions after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. Based on the foregoing, each Credit Party believes that all computer applications that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 Compliant"), except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

         SECTION 2. AMOUNT AND TERMS OF COMMITMENTS.

         2.1. REVOLVING CREDIT COMMITMENTS.

         (a) Subject to the terms and conditions hereof, each Lender severally agrees, on the terms and conditions hereinafter set forth, to make revolving credit loans ("Revolving Credit Loans") to a Borrower, in Dollars, from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the amount of such Lender's Commitment Percentage of NINE HUNDRED MILLION DOLLARS ($900,000,000) (as such amount may be reduced pursuant to subsection 2.5 or subsection 2.6(b)(v)(E), the "Revolving Committed Amount"). During the Commitment Period each Borrower may use the Revolving Committed Amount by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof; provided that in no event shall the aggregate amount with respect to principal of all Revolving Credit Loans plus all Swingline Loans plus all LOC Obligations at any one time outstanding exceed the Revolving Committed Amount.

         (b) The Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Company and notified to the Agent on behalf of the respective Borrower in accordance with subsections 2.3 and 2.7, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Termination Date.

         2.2. REVOLVING CREDIT NOTES.

         The Revolving Credit Loans made by each Lender shall be evidenced by promissory notes of the Borrowers, each substantially in the form of Exhibit A, with appropriate insertions as to payee (each, a "Revolving Credit Note"), payable to the order of such Lender and each in a principal amount equal to the aggregate unpaid principal amount of all Revolving Credit Loans made by such Lender to such Borrower. Each Lender is hereby authorized to record the date, Type and amount



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of each Revolving Credit Loan made by such Lender, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto, on a schedule annexed to and constituting a part of its Revolving Credit Note and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure to make any such recordation or an error in any such recordation shall not affect the liability of a Borrower hereunder or under any Revolving Credit Note. Each Revolving Credit Note shall (x) be dated the Closing Date, (y) be stated to mature on the Termination Date and (z) provide for the payment of interest in accordance with subsection 2.9.

         2.3. PROCEDURE FOR REVOLVING CREDIT BORROWING.

         (a) A Borrower may borrow under the Revolving Committed Amount during the Commitment Period on any Business Day, provided that the Company shall give the Agent irrevocable notice (which notice must be received by the Agent prior to 11:00 A.M., Charlotte, North Carolina time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans or (b) one Business Day prior to the requested Borrowing Date, otherwise), substantially in the form of Exhibit F, on behalf of the respective Borrower, specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof, (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor and (v) the applicable Borrower. Each borrowing under the Revolving Committed Amount shall be in an amount equal to (x) in the case of ABR Loans, $5,000,000 or whole multiples of $1,000,000 in excess thereof (or, if the then available amount under the Revolving Committed Amount is less than $5,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $5,000,000 or whole multiples of $1,000,000 in excess thereof. Upon receipt of any such notice from the Company, the Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Agent for the account of the applicable Borrower at the office of the Agent specified in subsection 9.2 prior to 11:00 A.M., Charlotte, North Carolina time, on the Borrowing Date requested by the Company in funds immediately available to the Agent. Such borrowing will then be made available to the applicable Borrower by the Agent crediting the account of the applicable Borrower on the books of such office with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

         2.4. FEES.

         (a) Commitment Fee. The Company agrees to pay to the Agent for the account of each Lender a commitment fee (the "Commitment Fee") for the period from and including the first day of the Commitment Period to the Termination Date, computed at the Applicable Margin for Commitment Fee on the average daily unused amount of the Revolving Committed Amount during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date or such earlier date as the Revolving Committed Amount shall terminate as provided herein, commencing on the first of such date to occur after the date hereof. For purposes of computation of the Commitment Fee, Swingline Loans shall not be counted toward or considered usage under the Revolving Committed Amount.

         (b) Agent's Fees. The Company agrees to pay to the Agent, for its own account, an annual administrative fee and such other fees, if any, referred to in one or more letter agreements executed by the Agent and the Company in connection with this Agreement.

         (c) Letter of Credit Fees. In consideration of the issuance of Letters of Credit hereunder, the Company promises to pay to the Agent for the account of each Lender a fee (the "Letter of Credit Fee") on such Lender's Commitment Percentage of the average daily maximum amount available to be drawn under each such standby or trade Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration equal to the Applicable Margin for Eurodollar Loans. The Letter of Credit Fee will be payable quarterly in arrears on the last Business Day of each March, June, September and December for the immediately preceding quarter (or a portion thereof). In addition to the Letter of Credit Fee, the Company promises to pay to the Issuing Lender for its own account without sharing by the other Lenders (i) a fronting fee of .125% per annum on the aggregate stated amount of each Letter of Credit for the stated duration thereof, payable quarterly in arrears on the last Business Day of each March, June, September and December for the immediately preceding quarter (or a portion thereof) and (ii) the customary charges from time to time of the Issuing Lender with respect to the amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit.

         2.5. TERMINATION OR REDUCTION OF REVOLVING COMMITTED AMOUNT.

         The Company shall have the right, upon not less than five Business Days' notice to the Agent, to terminate the Revolving Committed Amount or, from time to time, to reduce the amount of the Revolving Committed Amount. Any such reduction shall be in an amount equal to $5,000,000 (or, if the then available amount of the Revolving Committed Amount is less than $5,000,000, such lesser amount) or whole multiples of $1,000,000 in excess thereof and shall reduce permanently the Revolving Committed Amount then in effect.

         2.6. PREPAYMENTS.

         (a) Optional Prepayments. A Borrower may on the last day of any Interest Period with respect thereto, in the case of Eurodollar Loans, or at any time and from time to time, in the case of ABR Loans, prepay the Revolving Credit Loans or Term Loans, in whole or in part, without premium or penalty, upon irrevocable notice to the Agent (which notice must be received by the Agent prior to 11:00 A.M., Charlotte, North Carolina time, (i) four Business Days prior to the prepayment date if all or any part of the Loans to be prepaid consists of Eurodollar Loans and (ii) one Business Day prior to the prepayment date, otherwise), specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 3.5. Partial prepayments of Loans shall be in an aggregate principal amount of $5,000,000 or whole multiples of $1,000,000 in excess thereof.

         (b) Mandatory Prepayments.

                  (i) Commitment Limitations. If at any time, (A) the aggregate principal amount of Revolving Credit Loans plus Swingline Loans plus LOC obligations shall exceed the Revolving Committed Amount at such time, (B) the aggregate amount of Swingline Loans shall exceed the Swingline Committed Amount or (C) the aggregate amount of LOC Obligations shall exceed the LOC Committed Amount, the Borrowers shall immediately make payment on the Revolving Credit Loans, Swingline Loans and/or to a cash collateral account in respect of the LOC Obligations, in an amount sufficient to eliminate the excess.

                  (ii) Asset Dispositions. For so long as any Term Loan is outstanding, within 180 days of any Asset Disposition in excess of $35,000,000 (whether in a single transaction or in a series of related transactions), the Borrowers shall prepay the Term Loans in an aggregate amount equal to the Net Cash Proceeds of the related Asset Disposition not applied (or caused to be applied) by the Company and its Consolidated Subsidiaries during such 180 day period to make Eligible Reinvestments (such prepayment to be applied as set forth in clause (v) below).

                  (iii) Receivables Financings/Debt Issuances.

                           (A) Immediately upon receipt by the Company or any
                  Consolidated Subsidiary of proceeds from any Permitted Receivables Financing, the Borrowers shall prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of such Permitted Receivables Financing to the Lenders (such prepayment to be applied as set forth in clause (v) below).

                           (B) For so long as any Term Loan is outstanding,
                  immediately upon receipt by the Company or any Consolidated Subsidiary of proceeds from any Debt Issuance in excess of $25,000,000 (whether in a single transaction or in a series of related transactions), the Borrowers shall prepay the Term Loans in an aggregate amount equal to 100% of the Net
                  Cash Proceeds of such Debt Issuance to the Lenders (such prepayment to be applied as set forth in clause (v) below).

                  (iv) Issuances of Equity. For so long as any Term Loan is outstanding, immediately upon receipt by the Company or any Consolidated Subsidiary of proceeds from any Equity

         Issuance other than the Initial Hybrid Equity Transaction, the Borrowers shall prepay the Term Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of such Equity Issuance to the Lenders (such prepayment to be applied as set forth in clause (v) below).

                  (v) Application of Mandatory Prepayments. All amounts required to be paid pursuant to this subsection 2.6 shall be applied as follows:
         (A) with respect to all amounts prepaid pursuant to subsection 2.6(b)(i)(A), to Revolving Credit Loans and/or Swingline Loans and (after all such Loans have been repaid) to a cash collateral account in respect of LOC Obligations, (B) with respect to all amounts prepaid pursuant to subsection 2.6(b)(i)(B), to Swingline Loans, (C) with respect to all amounts prepaid pursuant to subsection 2.6(b)(i)(C), to a cash collateral account in respect of LOC Obligations, (D) with respect to all amounts prepaid pursuant to subsections 2.6(b)(ii), 2.6(b)(iii)(B) and 2.6(b)(iv), first to reduce the Tranche B Term Loan, second to reduce the Tranche C Term Loan and third to reduce the Tranche A Term Loan (such reduction of the Tranche A Term Loan to be pro rata across amortization payment maturities), and (E) with respect to all amounts prepaid pursuant to subsection 2.6(b)(iii)(A), first to Revolving Credit Loans and to permanently reduce the Revolving Committed Amount, second to reduce the Tranche B Term Loan, third to reduce the Tranche C Term Loan and fourth to reduce the Tranche A Term Loan (such reduction of the Tranche A Term Loan to be pro rata across amortization payment maturities). Within the parameters of the applications set forth above, prepayments shall be applied first to ABR Loans and then to Eurodollar Loans in direct order of Interest Period maturities. All prepayments under this subsection 2.6(b) shall be subject to subsection 3.5 and be accompanied by interest on the principal amount prepaid through the date of prepayment.

         2.7. CONVERSION AND CONTINUATION OPTIONS.

         (a) A Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by the Company giving the Agent at least three Business Days' prior irrevocable notice of such election on behalf of the respective Borrower, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. A Borrower may elect from time to time to convert Revolving Credit Loans or Term Loans that are ABR Loans to Eurodollar Loans by the Company giving the Agent at least three Business Days' prior irrevocable notice of such election on behalf of the respective Borrower. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Loans and ABR Loans may be converted as provided herein, provided that (i) no ABR Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and
(ii) no ABR Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Termination Date.

         (b) Any Eurodollar Loan may be continued as a Eurodollar Loan upon the expiration of the then current Interest Period with respect thereto by the Company giving notice to the Agent on behalf of the respective Borrower, in accordance with the applicable provisions of the term "Interest

Period" set forth in Section 7, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing or (ii) after the date that is one month prior to the Termination Date and provided, further, that if the Company shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso, such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.

         2.8. MINIMUM AMOUNTS OF TRANCHES AND MAXIMUM NUMBER OF EURODOLLAR
LOANS.

         All borrowings, conversions and continuations of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Notwithstanding anything in this Agreement to the contrary, no more than ten (10) Eurodollar Loans shall be outstanding hereunder at any time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period).

         2.9. INTEREST RATES AND PAYMENT DATES.

         (a) Each Eurodollar Loan shall bear interest for each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin for Eurodollar Loans.

         (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin for ABR Loans.

         (c) If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any Commitment Fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of any overdue interest, Commitment Fee or other amount, the rate described in paragraph (b) of this subsection plus 2%, in each case from the date of such non-payment until such amount is paid in full (as well after as before judgment).

         (d) Interest on the Revolving Credit Loans and the Term Loans shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this subsection shall be payable from time to time on demand.

         (e) The principal amount of, and any unpaid interest on, all Loans shall be due and payable in full on the Termination Date, unless accelerated sooner pursuant to Section 6.

         (f) The Swingline Loans shall bear interest, and such interest shall be payable, as specified in subsection 2.15(c).

         2.10. COMPUTATION OF INTEREST AND FEES.

         (a) Unless otherwise specifically provided herein, Commitment Fees and interest shall be calculated on the basis of a 360-day year for the actual days elapsed, except with respect to computation of interest on ABR Loans determined by reference to the Prime Rate which shall be calculated based on a year of 365 or 366 days, as appropriate. The Agent shall as soon as practicable notify the Company and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Agent shall as soon as practicable notify the Company and the Lenders of the effective date and the amount of each such change in interest rate.

         (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Credit Parties and the Lenders in the absence of manifest error. The Agent shall, at the request of the Company, deliver to the Company a statement showing the quotations used by the Agent in determining any interest rate pursuant to subsection 2.9(a).

         2.11. PRO RATA TREATMENT AND PAYMENTS.

         (a) Each borrowing of Revolving Credit Loans or Term Loans by a Borrower from the Lenders hereunder, each payment by the Company on account of the Commitment Fee and the Letter of Credit Fee hereunder and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Commitment Percentages of the Lenders. Each payment (including each prepayment) by a Borrower or another Credit Party on account of principal of and interest on the Revolving Credit Loans or Term Loans shall be made pro rata according to the respective amounts of principal and interest then due and owing to the respective Lenders. All payments (including prepayments) to be made by a Borrower or another Credit Party hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 11:00 A.M., Charlotte, North Carolina time, on the due date thereof to the Agent, for the account of the Lenders, at the Agent's office specified in subsection 9.2, in Dollars and in immediately available funds. The Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

         (b) Unless the Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its portion of such borrowing available to the Agent, the Agent may assume that such Lender is making such amount available to the Agent, and the Agent may, in reliance upon such assumption, make available to the respective Borrower a corresponding amount. If the Agent, in such circumstances, makes available to such Borrower such corresponding amount and such Lender does not make available such ratable portion of such borrowing to the Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Agent, on demand, its portion of such borrowing with interest thereon at a rate equal to the Federal Funds Effective Rate (as defined in the definition of "ABR") for the period until such Lender makes such amount immediately available to the Agent. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's portion of such borrowing is not made available to the Agent by such Lender within three Business Days of such Borrowing Date, the Agent, having made available to the respective Borrower a corresponding amount, shall also be entitled to recover such corresponding amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from such Borrower. Nothing contained in this subsection 2.11(b) shall relieve any Lender which has failed to make available its portion of any borrowing hereunder from its obligation to do so in accordance with the terms hereof.

         2.12. TAXES.

         (a) All payments made by a Credit Party under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Agent or any Lender as a result of a present or former connection between the Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than to the extent any such connection arose from the Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Notes). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under the Notes, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes; provided, however, that no Credit Party shall be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection. Whenever any Non-Excluded Taxes are payable by a Credit Party, as promptly as possible thereafter such Credit Party shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by such Credit Party showing payment thereof. If a Credit Party fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, such Credit Party shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

         (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                  (i) deliver to the Company and the Agent (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be;

                  (ii) deliver to the Company and the Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company;

                  (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Company or the Agent; and

                  (iv) otherwise cooperate, to the extent not detrimental to its own interests, with the Company in reducing or eliminating withholding or deducting with respect to any Non-Excluded Taxes;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Company and the Agent. Such Lender shall certify (i) in the case of a Form 4224, that the payments it receives from the Company under this Agreement are effectively connected with a trade or business in the United States and, in the case of a Form 1001, that it is entitled to receive payments under this

Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to subsection 9.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

         (c) No Credit Party shall be required to indemnify any non-U.S. Lender or to pay any additional amounts to any non-U.S. lender in respect of United States Federal withholding tax pursuant to paragraph (a) or (b) above to the extent that the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such non-U.S. Lender became a party to this Agreement and such Credit Party was on such date a party to this Agreement.

         2.13 DESIGNATED BORROWERS.

         (a) Addition of Designated Borrowers. BetzDearborn Canada, Inc., an Ontario corporation and a wholly-owned Subsidiary of the Company, shall be a Designated Borrower commencing on the Closing Date. The Company may request designation of any of its other wholly-owned Material Subsidiaries (an "Applicant Borrower") as a Designated Borrower hereunder by delivery of such a request to the Agent together with an executed copy of a Borrower Joinder Agreement in substantially the form attached as Exhibit D. The Agent will promptly notify the Lenders of any such request together with a copy of the Borrower Joinder Agreement executed by the Applicant Borrower. The joinder of each Applicant Borrower as a Designated Borrower will be subject to delivery of executed promissory notes, if any, required in connection therewith, and supporting resolutions, articles of incorporation, incumbency certificates, opinions of counsel of the type required pursuant to subsection 4.1 and such other items as the Agent and the Required Lenders may reasonably request. Any such addition of a Designated Borrower shall be effective five Business Days after receipt by the Agent of the items required by the Agent and the Required Lenders in connection therewith. Such Designated Borrower shall thereupon become a party thereto and a Designated Borrower hereunder and shall be (i) entitled to all rights and benefits of a Borrower hereunder and under each instrument executed pursuant hereto and (ii) subject to all obligations of a Borrower hereunder and thereunder.

         (b) Removal of a Borrower. The Company may request that any of its Subsidiaries which is a Borrower hereunder cease to be a Borrower by delivering to the Agent (which shall promptly deliver copies thereof to each Lender) a written notice to such effect. Such Borrower shall cease to be a Borrower hereunder on the later to occur of (i) the date the Agent receives such request and (ii) the date such Borrower has paid all of its Loans and all accrued and unpaid interest, fees and other obligations hereunder or in connection herewith.

         2.14. SEVERAL LIABILITY OF BORROWERS.

         The obligations of the Borrowers, as Borrowers, are several and not joint obligations of each of the Borrowers.

         2.15 SWINGLINE LOAN SUBFACILITY.

         (a) Swingline Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, the Swingline Lender, in its individual capacity, agrees to make certain revolving credit loans requested by the Company in Dollars to the Company (each a "Swingline Loan" and, collectively, the "Swingline Loans") from time to time during the Commitment Period for the purposes hereinafter set forth; provided, however, (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed FIFTY MILLION DOLLARS ($50,000,000) (the "Swingline Committed Amount"), and (ii) the aggregate principal amount of outstanding Revolving Credit Loans plus the aggregate principal amount of outstanding Swingline Loans plus all LOC Obligations shall not exceed the Revolving Committed Amount. Swingline Loans hereunder shall be made as ABR Loans in accordance with the provisions of this subsection 2.15, and may be repaid and reborrowed in accordance with the provisions hereof.

         (b) Swingline Loan Advances.

                  (i) Notices; Disbursement. Whenever the Company desires a Swingline Loan advance hereunder it shall give written notice (or telephonic notice promptly confirmed in writing) to the Swingline Lender not later than 1:00 P.M. (Charlotte, North Carolina time) on the Business Day of the requested Swingline Loan advance. Each such notice shall be irrevocable and shall specify (A) that a Swingline Loan advance is requested, (B) the date of the requested Swingline Loan advance (which shall be a Business Day) and (C) the principal amount of the Swingline Loan advance requested. Each Swingline Loan shall be made as an ABR Loan and shall have such maturity date as the Swingline Lender and the Company shall agree upon receipt by the Swingline Lender of any such notice from the Company. The Swingline Lender shall initiate the transfer of funds representing the Swingline Loan advance to the Company by 3:00 P.M. (Charlotte, North Carolina time) on the Business Day of the requested borrowing.

                  (ii) Minimum Amounts. Each Swingline Loan advance shall be in a minimum principal amount of $1,000,000 and in integral multiples of $500,000 in excess thereof (or the remaining amount of the Swingline Committed Amount, if less).

                  (iii) Repayment of Swingline Loans. The principal amount of all Swingline Loans shall be due and payable on the earlier of (A) the maturity date agreed to by the Swingline Lender and the Company with respect to such Loan (which maturity date shall not be a date more than fourteen (14) Business Days from the date of advance thereof) or (B) the Termination Date. The Swingline Lender may, at any time, in its sole discretion, by written notice to the Company and the Lenders, demand repayment of its Swingline Loans advanced in accordance with the terms hereof by way of a Revolving Credit Loan advance on the Business Day following the date of such notice, in which case the Company shall be deemed to have requested a Revolving Credit Loan advance comprised solely of ABR Loans in the amount of such Swingline Loans; provided, however, that any such demand shall be deemed to have been given one Business Day prior to the Termination Date and on the date of the occurrence of any Event of Default described in subsection 6(f) or subsection 6(g) and upon acceleration of the indebtedness hereunder and the exercise of remedies in accordance with the provisions of Section
         6. Each Lender hereby irrevocably agrees to make its pro rata share of each such Revolving Credit Loan in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (I) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Credit Loans otherwise required hereunder, (II) whether any conditions specified in subsection 4.2 are then satisfied, (III) whether a Default or an Event of Default then exists, (IV) failure of any such request or deemed request for Revolving Credit Loan to be made by the time otherwise required hereunder, (V) whether the date of such borrowing is a date on which Revolving Credit Loans are otherwise permitted to be made hereunder or (VI) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Credit Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Federal Bankruptcy Code (as now or hereafter in effect) with respect to the Company or any other Borrower), then each Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Company on or after such date and prior to such purchase) from the Swingline Lender such Participation Interest in the outstanding Swingline Loans as shall be necessary to cause each such Lender to share in such Swingline Loans ratably based upon its respective Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to subsection 2.5), provided that (A) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective Participation Interest is purchased and (B) at the time any purchase of Participation Interests pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Swingline Lender, to the extent not paid to the Swingline Lender by the Company in accordance with the terms of subsection (c)(ii) below, interest on the principal amount of Participation Interests purchased for each day from and including the day upon which such purchase of Participation Interests would otherwise have occurred to but excluding the date of actual payment for the purchase of such Participation Interests, at the rate equal to the Federal Funds Effective Rate (as defined in the definition of "ABR").

         (c) Interest on Swingline Loans.

                  (i) Subject to the provisions of subsection 2.9(c)(ii), each Swingline Loan shall bear interest at a per annum rate (computed on the basis of the actual number of days elapsed over a year of 360 or 365/366 days, as appropriate in accordance with the provisions of subsection 2.10(a)) equal to the ABR plus the Applicable Margin for ABR Loans.

                  (ii) Payment of Interest. Interest on Swingline Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein), unless accelerated sooner pursuant to Section 6.

         (d) Swingline Note. The Swingline Loans shall be evidenced by a duly executed promissory note of the Company to the Swingline Lender in an original principal amount equal to the Swingline Committed Amount substantially in the form of Exhibit B.

         2.16 LETTER OF CREDIT SUBFACILITY.

         (a) Issuance. The Issuing Lender has heretofore issued the Existing Letters of Credit. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require and in reliance upon the representations and warranties set forth herein, the Issuing Lender agrees to issue, and each Lender severally agrees to participate in the issuance by the Issuing Lender of, standby and trade Letters of Credit in Dollars from time to time during the Commitment Period as the Company may request, in a form acceptable to the Issuing Lender; provided, however, that (i) the LOC Obligations outstanding shall not at any time exceed ONE HUNDRED MILLION DOLLARS ($100,000,000) (the "LOC Committed Amount") and (ii) the sum of the aggregate outstanding principal amount of Revolving Credit Loans plus Swingline Loans plus LOC Obligations shall not at any time exceed the Revolving Committed Amount. No Letter of Credit shall (x) have an original expiry date more than one year from the date of issuance (other than an Existing Letter of Credit) or (y) as originally issued or as extended, have an expiry date extending beyond the Termination Date. Each Letter of Credit shall comply with the related LOC Documents. The issuance and expiry dates of each Letter of Credit shall be a Business Day.

         (b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted by the Company to the Issuing Lender at least three
(3) Business Days prior to the requested date of issuance. The Issuing Lender will, at least quarterly and more frequently upon request, disseminate to each of the Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the beneficiary, the face amount and the expiry date, as well as any payment or expirations which may have occurred.

         (c) Participation. Each Lender, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a Participation Interest from the Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its pro rata share of the obligations under such Letter of Credit (based on the respective Commitment Percentages of the Lenders) and shall absolutely, unconditionally and irrevocably assume and be obligated to pay to the Issuing Lender and discharge when due, its pro rata share of the obligations arising under such Letter of Credit in accordance with subsection 2.16(d) below. Without limiting the scope and nature of each Lender's Participation Interest in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each such Lender shall pay to the Issuing Lender its pro rata share of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) below. The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Company to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

         (d) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Company. Unless the Company shall immediately notify the Issuing Lender that the Company intends to otherwise reimburse the Issuing Lender for such drawing, the Company shall be deemed to have requested that the Lenders make a Revolving Credit Loan in the amount of the drawing as provided in subsection (e) below on the related Letter of Credit, the proceeds of which will be used to satisfy the related reimbursement obligations. The Company promises to reimburse the Issuing Lender on the day of drawing under any Letter of Credit (either with the proceeds of a Revolving Credit Loan obtained hereunder or otherwise) in same day funds. If the Company shall fail to reimburse the Issuing Lender as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the ABR plus the Applicable Margin for ABR Loans plus 2%. The Company's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of setoff, counterclaim or defense to payment the Company may claim or have against the Issuing Lender, the Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Company or any of its Consolidated Subsidiaries to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the other Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay to the Agent for the account of the Issuing Lender in Dollars and in immediately available funds, the amount of such Lender's pro rata share of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 2:00 P.M. (Charlotte, North Carolina time) otherwise such payment shall be made at or before 12:00 Noon (Charlotte, North Carolina time) on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to the Issuing Lender in full upon such request, such Lender shall, on demand, pay to the Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date that such Lender is required to make payments of such amount pursuant to the preceding sentence, the Federal

Funds Effective Rate (as defined in the definition of "ABR") and thereafter at a rate equal to the ABR. Each Lender's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations of the Company hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Lender to the Issuing Lender, such Lender shall, automatically and without any further action on the part of the Issuing Lender or such Lender, acquire a Participation Interest in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Lender) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the Company with respect thereto.

         (e) Repayment with Revolving Credit Loans. On any day on which the Company shall have requested, or been deemed to have requested, a Revolving Credit Loan advance to reimburse a drawing under a Letter of Credit, the Agent shall give notice to the Lenders that a Revolving Credit Loan has been requested or deemed requested by the Company to be made in connection with a drawing under a Letter of Credit, in which case a Revolving Credit Loan advance comprised of ABR Loans (or Eurodollar Loans to the extent the Company has complied with the procedures of subsection 2.3(a) with respect thereto) shall be immediately made to the Company by all Lenders (notwithstanding any termination of the Commitments pursuant to Section 6) pro rata based on the respective Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 6) and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each such Lender hereby irrevocably agrees to make its pro rata share of each such Revolving Credit Loan immediately upon any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (i) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Credit Loans otherwise required hereunder, (ii) whether any conditions specified in Section 4.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Credit Loan to be made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Revolving Credit Loans are otherwise permitted to be made hereunder or (vi) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Credit Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Company or any of its Consolidated Subsidiaries), then each such Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Company on or after such date and prior to such purchase) from the Issuing Lender such Participation Interests in the outstanding LOC Obligations as shall be necessary to cause each such Lender to share in such LOC Obligations ratably (based upon the respective Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 6)), provided that at the time any purchase of Participation Interests pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Issuing Lender, to the extent not paid to the Issuer by the Company in accordance with the terms of subsection (d) above, interest on the principal amount of Participation Interests purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such Participation Interests, at the rate equal to, if paid within two (2) Business Days of the date of the Revolving Credit Loan advance, the Federal Funds Effective Rate (as defined in the definition of "ABR"), and thereafter at a rate equal to the ABR.

         (f) Designation of Consolidated Subsidiaries as Account Parties. Notwithstanding anything to the contrary set forth in this Agreement, including without limitation subsection 2.16(a), a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Consolidated Subsidiary of the Company, provided that notwithstanding such statement, the Company shall be the actual account party for all purposes of this Agreement for such Letter of Credit and such statement shall not affect the Company's reimbursement obligations hereunder with respect to such Letter of Credit.

         (g) Renewal, Extension. The renewal or extension of any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

         (h) Uniform Customs and Practices. The Issuing Lender may have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (the "UCP"), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.

         (i) Indemnification; Nature of Issuing Lender's Duties.

                  (i) In addition to its other obligations under this subsection 2.16, the Company hereby agrees to pay, and protect, indemnify and save each Lender harmless from and against, any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and expenses) that such Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of such Lender or the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions, herein called "Government Acts").

                  (ii) As between the Company and the Lenders (including the Issuing Lender), the Company shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. No Lender (including the Issuing Lender) shall be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (D) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (E) for any consequences arising from causes beyond the control of such Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

                  (iii) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Lender (including the Issuing Lender), under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Lender under any resulting liability to the Company. It is the intention of the parties that this Agreement shall be construed and applied to protect and indemnify each Lender (including the Issuing Lender) against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Company (on behalf of itself and each of its Consolidated Subsidiaries), including, without limitation, any and all Government Acts. No Lender (including the Issuing Lender) shall, in any way, be liable for any failure by such Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of such Lender.

                  (iv) Nothing in this subsection (i) is intended to limit the reimbursement obligations of the Company contained in subsection (d) above. The obligations of the Company under this subsection (i) shall survive the termination of this Agreement. No act or omission of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Lenders (including the Issuing Lender) to enforce any right, power or benefit under this Agreement.

                  (v) Notwithstanding anything to the contrary contained in this subsection (i), the Company shall have no obligation to indemnify any Lender (including the Issuing Lender) in respect of any liability incurred by such Lender (A) to the extent such liability arose out of the gross negligence or willful misconduct of such Lender, as determined by a court of competent jurisdiction, or (B) caused by such Lender's failure to pay under any Letter of Credit after presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, as determined by a court of competent jurisdiction, unless such payment is prohibited by any law, regulation, court order or decree.

         (j) Responsibility of Issuing Lender. It is expressly understood and agreed that the obligations of the Issuing Lender hereunder to the Lenders are only those expressly set forth in this Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in Section
4.2 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this subsection 2.16 shall be deemed to prejudice the right of any Lender to recover from the Issuing Lender any amounts made available by such Lender to the Issuing Lender pursuant to this subsection 2.16 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Lender.

         (k) Conflict with LOC Documents. In the event of any conflict between this Agreement and any LOC Document (including any letter of credit application), this Agreement shall control.

         2.17 TERM LOAN TRANCHES.

         (a) Term Loan Commitments. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make available to the Company in Dollars on the Closing Date such Lender's Commitment Percentage of each of the following term loan tranches (each a "Term Loan Tranche"):

                  (i) a term loan in the aggregate principal amount of ONE BILLION TWO HUNDRED FIFTY MILLION DOLLARS ($1,250,000,000) (the "Tranche A Term Loan");

                  (ii) a term loan in the aggregate principal amount of FIVE HUNDRED MILLION DOLLARS ($500,000,000) (the "Tranche B Term Loan"); and

                  (iii) a term loan in the aggregate principal amount of ONE BILLION DOLLARS ($1,000,000,000) (the "Tranche C Term Loan").

Each Term Loan Tranche may consist of ABR Loans or Eurodollar Loans, or a combination thereof, as the Company may request. Amounts repaid on a Term Loan Tranche may not be reborrowed.

         (b) Borrowing Procedures. The Company shall submit an appropriate notice of borrowing, substantially in the form of Exhibit G, to the Agent not later than 11:00 A.M. (Charlotte, North Carolina time) on the Closing Date, with respect to the portion of each Term Loan Tranche initially consisting of an ABR Loan, or on the third Business Day prior to the Closing Date, with respect to the portion of each Term Loan Tranche initially consisting of one or more Eurodollar Loans, which notice of borrowing shall be irrevocable and shall specify (i) that the funding of a Term Loan Tranche is requested and (ii) whether the funding of such Term Loan Tranche shall be comprised of ABR Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor. If the Company shall fail to deliver such notice of borrowing to the Agent by 11:00 A.M. (Charlotte, North Carolina time) on the third Business Day prior to the Closing Date, then the full amount of each Term Loan Tranche shall be disbursed on the Closing Date as an ABR Loan. Each Lender shall make its Commitment Percentage of each Term Loan Tranche available to the Agent for the account of the Company at the office of the Agent specified in subsection 2.3(b), or at such other office as the Agent may designate in writing, by 1:00 P.M. (Charlotte, North Carolina time) on the Closing Date in Dollars and in funds immediately available to the Agent. Each Term Loan Tranche will then be made available to the Company by the Agent crediting the account of the Company on the books of such office with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

         (c) Minimum Amounts. Each Eurodollar Loan or ABR Loan that is part of a Term Loan Tranche shall be in an aggregate principal amount that is not less than $5,000,000 and integral multiples of $1,000,000 (or the then remaining principal balance of a Term Loan Tranche, if less).

         (d) Repayment of Term Loan Tranches. The principal amount of each Term Loan Tranche shall be repaid on the date(s) set forth below, unless accelerated sooner pursuant to Section 6:

                  (i) The principal amount of the Tranche A Term Loan shall be repaid in quarterly payments on the dates set forth below:

 Principle Amortization                   Tranche A Term Loan
     Payment Dates                        Amortization Payment
     -------------                        --------------------
March 31, 2000                                     $50,000,000
June 30, 2000                                      $50,000,000
September 30, 2000                                 $50,000,000
December 31, 2000                                  $50,000,000
March 31, 2001                                     $75,000,000
June 30, 2001                                      $75,000,000
September 30, 2001                                 $75,000,000
December 31, 2001                                  $75,000,000
March 31, 2002                                     $87,500,000
June 30, 2002                                      $87,500,000
September 30, 2002                                 $87,500,000
December 31, 2002                                  $87,500,000
March 31, 2003                                    $100,000,000
June 30, 2003                                     $100,000,000
September 30, 2003                                $100,000,000
October 15, 2003                                  $100,000,000


                  (ii) The principal amount of the Tranche B Term Loan shall be repaid in full on December 31, 1999.

                  (iii) The principal amount of the Tranche C Term Loan shall be repaid in full on December 31, 2000.

         (e) Interest. Each Term Loan Tranche shall bear interest, and such interest shall be payable, as specified in subsection 2.9.

         (f) Term Notes. The portion of each Term Loan Tranche made by each Lender shall be evidenced by a duly executed promissory note of the Company to such Lender in an original principal amount equal to such Lender's Commitment Percentage of such Term Loan Tranche and substantially in the form of Exhibit H.

         SECTION 3. CHANGE IN CIRCUMSTANCES AFFECTING LOANS.

         3.1. BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR.

         If before the beginning of any Interest Period applicable to a Eurodollar Loan:

                  (a) by reason of circumstances affecting the interbank eurodollar market generally, deposits in Dollars (in the applicable amounts) are not being offered by the Agent in the interbank eurodollar market for such Interest Period;

                  (b) the Required Lenders shall determine that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders of maintaining or funding, for such Interest Period, its Eurodollar Loans to which such Interest Period applies; or

                  (c) the Agent is unable to determine the London Interbank Offered Rate;

the Agent (upon receipt of notice from the Required Lenders in the case of clause (b) above) shall forthwith give notice thereof to the Company whereupon until the Agent notifies the Company that the circumstances giving rise to such suspension no longer exist (a) the obligations of the Lenders to make the affected Eurodollar Loans shall be suspended and (b) each Borrower shall repay in full the then outstanding principal amount of each affected Eurodollar Loan received by it, together with accrued interest thereon, on the last day of the then current Interest Period applicable to such Loan or convert the then outstanding principal amount of each Eurodollar Loan on the last day of the then current Interest Period applicable to such Loan to an ABR Loan.

         3.2. ILLEGALITY.

         If, after the date of this Agreement, the introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive (whether or not having the force of law) of any such Governmental Authority shall make it unlawful or impossible for any Lender to make, maintain or fund its Eurodollar Loans, such Lender forthwith shall so notify the Company. Upon receipt of such notice, each Borrower shall prepay in full the then outstanding principal amount of each Eurodollar Loan of such Lender received by it, together with accrued interest thereon, or convert the then outstanding principal amount of each such Eurodollar Loan to an ABR Loan, in either case, on either (a) the last day of the then current Interest Period applicable to such Eurodollar Loan if such Lender may lawfully continue to maintain and fund such Loan to such day or (b) immediately if such Lender may not lawfully continue to fund and maintain such Loan to such day.

         3.3. INCREASED COST.

         (a) If, after the date of this Agreement, the introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Lender with any request or directive of any such Governmental Authority, central bank or comparable agency (whether or not having the force of law):

                  (i) shall subject any Lender to any tax, duty or other charge with respect to its obligation to make Eurodollar Loans, or its Eurodollar Loans or its respective Notes, or shall change the basis of taxation of payments to such Lender of the principal of or interest on its Eurodollar Loans or in respect of any other amounts due under this Agreement in respect of its obligation to make Eurodollar Loans, or its Eurodollar Loans (except for changes in the rate of tax on the overall net income of such Lender imposed by the jurisdiction, at any level, in which the principal executive office of such Lender is located); or

                  (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or shall impose on any Lender or the interbank eurodollar market any other condition affecting its Eurodollar Loans or its respective Notes;

and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining its Eurodollar Loans, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under its Notes in respect of its Eurodollar Loans, by any amount deemed by such Lender to be material, then, within fifteen (15) days after receipt of written demand from such Lender, the Borrowers agree to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction. A certificate of such Lender setting forth in reasonable detail the basis for determining such additional amount or amounts necessary to compensate such Lender shall be conclusive in the absence of manifest error.

         (b) If any Lender shall have determined that the introduction of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein or any change in the interpretation or administration thereof by any Governmental Authority or compliance by such Lender or any corporation controlling such Lender with any request, guideline or directive regarding capital adequacy (whether or not have the force of law) of any such Governmental Authority, central bank or comparable agency, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and such Lender (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of such Lender's obligations under this Agreement, then, upon demand of such Lender, each Borrower shall immediately pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase, to the extent related to the Loans made to such Borrower. A certificate of such Lender setting forth in reasonable detail the basis for determining any such additional amounts payable pursuant to the preceding sentence shall be submitted by such Lender through the Agent to the Company and shall be conclusive in the absence of manifest error.

         3.4. EFFECT ON OBLIGATION TO CONVERT.

         If notice has been given pursuant to subsection 3.1 or 3.2 hereof requiring the Eurodollar Loans of any Lender to be prepaid or converted, then, unless and until such Lender notifies the Company that the circumstances giving rise to such prepayment or conversion no longer apply, the obligation of such Lender to make or convert to Eurodollar Loans shall be suspended.

         3.5. FUNDING LOSSES.

         Each Borrower shall pay to each Lender, upon written request, such amount or amounts as shall compensate such Lender for any loss or expense incurred by such Lender (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain its Eurodollar Loans made to such Borrower) as a result of (i) any payment or prepayment or conversion of a Eurodollar Loan on a date other than a date which is the last day of an Interest Period for such Eurodollar Loan or any payment in respect of increased costs to such Lender, whether pursuant to subsection 3.2 or subsection 3.3 (except when such payment or prepayment pursuant to subsection 3.2 or subsection 3.3 is required due to a request or directive which does not have the force of law) or
Section 6 hereof or otherwise or (ii) any failure by such Borrower to borrow or prepay a Eurodollar Loan or to convert an ABR Loan into a Eurodollar Loan on the date scheduled for such borrowing, prepayment or conversion.

Each Lender shall furnish the Company with a reasonably detailed statement explaining the amount of any such loss or expense, which statement shall be conclusive absent manifest error.

         SECTION 3A. GUARANTY.

         3A.1 GUARANTY OF PAYMENT.

         Subject to subsection 3A.7 below, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Lender, each Affiliate of a Lender that enters into a Hedging Agreement and the Agent the prompt payment of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise). This guaranty is a guaranty of payment and not merely of collection and is a continuing guaranty and shall apply to all Guaranteed Obligations whenever arising.

         3A.2 OBLIGATIONS UNCONDITIONAL.

         The obligations of the Guarantors hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the Credit Documents or the Hedging Agreements, or any other agreement or instrument referred to herein, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Each Guarantor agrees that this guaranty may be enforced by the Lenders without the necessity at any time of resorting to or exhausting any security or collateral and without the necessity at any time of having recourse to the Notes, the Agreement or any other Credit Documents or any collateral, if any, hereafter securing the Guaranteed Obligations or otherwise and each Guarantor hereby waives the right to require the Lenders to proceed against a Borrower or any other Person (including a co-guarantor) or to require the Lenders to pursue any other remedy or enforce any other right. Each Guarantor further agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against a Borrower or any other guarantor of the Guaranteed Obligations for amounts paid under this guaranty until such time as the Lenders (and any Affiliates of Lenders entering into Hedging Agreements) have been paid in full, all Commitments under the Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Agreement. Each Guarantor further agrees that nothing contained herein shall prevent the Lenders from suing on the Notes, the Agreement or any other Credit Document or any of the Hedging Agreements or foreclosing its security interest in or Lien on any collateral, if any, securing the Guaranteed Obligations or from exercising any other rights available to it under this Agreement, the Notes, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any of a Guarantor's obligations hereunder; it being the purpose and intent of each Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither a Guarantor's obligations under this guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of a Borrower or by reason of the bankruptcy or insolvency of a Borrower. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance of by the Agent or any Lender upon this guaranty or acceptance of this guaranty. The Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this guaranty. All dealings between the Borrowers and any of the Guarantors, on the one hand, and the Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this guaranty.

         3A.3 MODIFICATIONS.

         Each Guarantor agrees that (a) all or any part of the security which hereafter may be held for the Guaranteed Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) the Lenders shall not have any obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances which hereafter may be held, if any, for the Guaranteed Obligations or the properties subject thereto; (c) the time or place of payment of the Guaranteed Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) a Borrower and any other party liable for payment under the Agreement may be granted indulgences generally; (e) any of the provisions of the Notes, the Agreement or any other Credit Document may be modified, amended or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and (g) any deposit balance for the credit of a Borrower or any other party liable for the payment of the Guaranteed Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Guaranteed Obligations, all without notice to or further assent by such Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

         3A.4 WAIVER OF RIGHTS.

         Each Guarantor expressly waives to the fullest extent permitted by applicable law: (a) notice of acceptance of this guaranty by the Lenders and of all extensions of credit to a Borrower by the Lenders; (b) presentment and demand for payment or performance of any of the Guaranteed Obligations; (c) protest and notice of dishonor or of default (except as specifically required in the Agreement) with respect to the Guaranteed Obligations or with respect to any security therefor; (d) notice of the Lenders obtaining, amending, substituting for, releasing, waiving or modifying any security interest, lien or encumbrance, if any, hereafter securing the Guaranteed Obligations, or the Lenders subordinating, compromising, discharging or releasing such security interests, liens or encumbrances, if any; (e) all other notices to which such

Guarantor might otherwise be entitled in connection with the guaranty evidenced by this Section 3A; and (f) demand for payment under this guaranty.

         3A.5 REINSTATEMENT.

         The obligations of the Guarantors under this Section 3A shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Agent and each Lender on demand for all reasonable, documented costs and expenses (including, without limitation, reasonable, documented fees of counsel) incurred by the Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         3A.6 REMEDIES.

         Each Guarantor agrees that, as between the Guarantors, on the one hand, and the Agent and the Lenders, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in Section 6 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 6) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Guaranteed Obligations being deemed to have become automatically due and payable), such Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors. The Guarantors acknowledge and agree that, during the Collateral Period, their obligations hereunder shall be secured in accordance with the terms of the Collateral Documents and that, during the Collateral Period, the Lenders may exercise their rights and remedies thereunder in accordance with the terms thereof.

         3A.7 LIMITATION OF GUARANTY.

         Notwithstanding any provision to the contrary contained herein, to the extent the obligations of any Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Federal Bankruptcy Code (as now or hereinafter in effect)).

         3A.8 RIGHTS OF CONTRIBUTION.

         The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under applicable law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of the Guarantors under the Credit Documents and no Guarantor shall exercise such rights of contribution until all Guaranteed Obligations have been paid in full and the Commitments terminated.

         3A.9 RELEASES OF CERTAIN GUARANTORS.

         Upon the occurrence of a Credit Improvement Date, the Company may by written notice to the Agent request that any Material Domestic Subsidiary or Additional Credit Party be released from its guaranty pursuant to this Section 3A. Promptly upon receipt of such written request, the Agent shall, at the expense of the Company, execute and deliver a release acknowledging the termination of the guaranties of the Material Domestic Subsidiaries and/or Additional Credit Parties specified in such request.

         SECTION 4. CONDITIONS PRECEDENT.

         4.1. EFFECTIVENESS OF THIS AGREEMENT.

         The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent on the date hereof:

         (a) the Agent shall have received a copy of this Agreement, the Notes, the Pledge Agreements and each of the other Credit Documents, each duly executed and delivered by the parties thereto, together with a certificate of the Secretary or Assistant Secretary of the Company and each other Credit Party as to the incumbency and specimen signatures of the officers of the Company and each other Credit Party who are authorized to execute this Agreement, the Notes and each other document to be executed and delivered by the Company and each other Credit Party pursuant hereto;

         (b) the Agent shall have received a certified copy of the resolutions of the Board of Directors of the Company and each other Credit Party evidencing its approval of this Agreement, the Notes and the other matters contemplated hereby, and a certified copy of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, the Notes and the other Credit Documents;

         (c) the Agent shall have received an opinion of the Assistant General Counsel of the Company, acting as counsel to each of the Credit Parties, in a form agreed to by such counsel for the Company and counsel for the Agent;

         (d) the Agent shall have received all documents it may reasonably request relating to the existence and good standing of the Credit Parties and to the authorization, execution and delivery of this Agreement and the other Credit Documents and other matters relevant hereto, all in form and substance satisfactory to the Agent and its counsel in their reasonable discretion;

         (e) the Agent shall have received (with a copy for each Lender) each of the financial statements referred to in subsection 1.2;

         (f) the Agent shall have received from a Responsible Officer of the Company a certificate to the effect that as of the date hereof (i) all representations and warranties made by the Company and each other Credit Party in this Agreement and each other Credit Document are true and correct in all material respects and (ii) the transactions contemplated in the Merger Agreement have been consummated in accordance with the terms thereof;

         (g) the Agent shall have received evidence satisfactory to the Agent that the Credit Parties have terminated, and paid in full any amounts outstanding under, the Existing Credit Agreements or will terminate and pay in full such amounts with the proceeds of the initial borrowing hereunder;

         (h) no Default or Event of Default shall have occurred and be continuing; and

         (i) (i) The Acquisition shall have been consummated in accordance with the terms of the Merger Agreement and in compliance with applicable law and regulatory approvals, and all conditions precedent to the consummation of the transaction described in the Merger Agreement shall have been satisfied, (ii) the Merger Agreement shall not have been altered, amended or otherwise changed or supplemented or any condition therein waived, without the prior written consent of the Co-Agents, (iii) the Company shall not have paid more than $2,500,000,000 (net of option proceeds and excluding the assumption of Indebtedness) in the aggregate in connection with the Acquisition and (iv) at least $180,000,000 of the purchase price paid in connection with the Acquisition shall have been funded by the Company issuing common stock out of its treasury stock account to the BetzDearborn Employee Stock Option Plan ("BetzDearborn ESOP") to purchase the BetzDearborn convertible preferred shares held by, or in trust for, the BetzDearborn ESOP.

         4.2. CONDITIONS TO ALL BORROWINGS.

         In the case of all borrowings or issuances or extensions of Letters of Credit hereunder (including, without limitation, the initial borrowing and the initial Letter of Credit), the obligation of each Lender (including the Swingline Lender) to make, or participate in, each Loan, and of the Issuing Lender to issue or extend, and the obligation of the Lenders to participate in, a Letter of Credit, is subject to the satisfaction of the following conditions:

                  (i) with respect to the first such borrowing or Letter of Credit, satisfaction of each of the conditions precedent set forth in
         Section 4.1;

                  (ii) on and as of the Borrowing Date of such Loan or Letter of Credit no Default or Event of Default shall have occurred and be continuing or would exist after giving effect to the making of such Loan or the issuance or extension of such Letter of Credit;

                  (iii) on and as of the Borrowing Date of such Loan or Letter of Credit the representations and warranties of each Credit Party contained in Section 1 hereof and in each other Credit Document shall be true and correct in all material respects; and

                  (iv) receipt by the Agent of any applicable notice(s) from the Company required by Section 2 hereof.

         Each borrowing by a Borrower hereunder or request for the issuance or extension of a Letter of Credit by the Company hereunder shall constitute a representation and warranty by such Borrower to the Agent and the Lenders to the effect that the representations and warranties of the Company and the other Credit Parties contained in Section 1 hereof and in each other Credit Document are true in all material respects on and as of the Borrowing Date of the applicable Loan or Letter of Credit and that, on and as of such Borrowing Date, no Default or Event of Default has occurred and is continuing or would exist after giving effect to the making of such Loan or to the issuance or extension of such Letter of Credit.

         SECTION 5. COVENANTS.

         5.1. AFFIRMATIVE COVENANTS.

         So long as this Agreement, any of the Notes, any LOC Obligations or any other Credit Document shall remain in effect or any of the principal of or interest on any of the Notes or any other amount payable by a Credit Party to the Agent or any of the Lenders pursuant to this Agreement, any of the Notes, any LOC Obligations or any other Credit Document shall remain unpaid, unless compliance shall have been waived in writing by the Required Lenders, each Credit Party covenants and agrees that:

         (a) Financial Statements. (i) The Company will deliver to the Agent and each Lender:

                  (A) within ninety (90) days after the end of each of its fiscal years, the consolidated statement of financial position of the Company and its Consolidated Subsidiaries as of the end of such year, and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended, accompanied by a certificate of independent public accountants of recognized standing satisfactory to the Agent as to such statements, which certificate will contain no material exceptions or qualifications except such as are acceptable to the Required Lenders;

                  (B) within sixty (60) days after the end of each of the first three (3) quarters of each of its fiscal years, the consolidated statement of financial position of the Company and its Consolidated Subsidiaries as at the end of such quarters, and the related consolidated statements of income and cash flows for such quarters and the portion of the fiscal year then ended;

                  (C) promptly upon the filing thereof, copies of all Form 8-K,10-K, and 10-Q reports, if any, which the Company shall have filed with the Securities and Exchange Commission;

                  (D) from time to time such additional information regarding the financial position or business of the Company as the Agent or any Lender may reasonably request; and

                  (E) simultaneously with the delivery of each set of financial statements referred to in paragraphs (A) and (B) above, a certificate of a Responsible Officer of the Company (1) stating that in the course of the performance of his duties he would normally obtain knowledge of any condition or event which constitutes, or which after notice or lapse of time or both would constitute, an Event of Default specified in Section 6, (2) stating whether or not he has obtained knowledge of any such condition or event and, if so, specifying each such condition or event of which he has knowledge and the nature and period of existence thereof and the action the Company is taking and proposes to take with respect thereto and (3) setting forth the calculations required to establish compliance with subsection 5.2(d).

                  (ii) The Company shall promptly give notice to the Agent and the Lenders of (A) the occurrence of any Default or Event of Default, accompanied by a certificate specifying the nature of such Default or Event of Default, the period of existence thereof and the action that the Company has taken or proposes to take with respect thereto and (B) the occurrence of any of the following with respect to the Company or any of its Consolidated Subsidiaries (x) the pendency or commencement of any litigation, arbitral or governmental proceeding against such Person which if adversely determined could reasonably be expected to have a Material Adverse Effect or (y) the institution of any proceedings against such Person with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation, including but not limited to, Environmental Laws, the violation of which could reasonably be expected to have a Material Adverse Effect.

         (b) Payment of Obligations. It will, and will cause each of its Subsidiaries to, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or its Subsidiaries, as the case may be.

         (c) Conduct of Business and Maintenance of Existence. It will, and will cause each of the Material Subsidiaries to, (i) continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence (except in connection with mergers or consolidations permitted under subsection 5.2(b)) and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business and (ii) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

         (d) Maintenance of Property; Insurance. It will, and will cause each of the Material Subsidiaries to, (i) keep all property useful and necessary in its business in good working order and condition, except where the failure to keep such property in good working order could not reasonably be expected to have a Material Adverse Effect and (ii) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amount and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business (it being understood that the Company may maintain self-insurance to a similar extent as is commonly maintained by companies engaged in the same or a similar business).

         (e) Books and Records. It will, and will cause each of the Material Subsidiaries to, keep proper books of records and account in which full, true and correct entries in conformity with generally accepted accounting principles in effect with respect to such Person (meaning GAAP for the Company and its Domestic Subsidiaries) and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities.

         (f) Material Subsidiaries. The Company and the Material Subsidiaries shall at all times collectively account for 90% or more of the net income and assets, respectively, of the Company and its Consolidated Subsidiaries.

         (g) Year 2000 Compliance. The Company will promptly notify the Agent in the event any Credit Party discovers or determines that any computer application that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 Compliant (as defined in subsection 1.19), except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

         (h) Use of Proceeds. It will use (i) the proceeds of the Loans solely in accordance with subsection 1.6 and (ii) the Letters of Credit solely for the purposes set forth in subsection 1.6.

         (i) Audits/Inspections. Upon reasonable notice and during normal business hours, each Credit Party will permit representatives appointed by the Agent, including, without limitation, independent accountants, agents, attorneys and appraisers, to visit and inspect such Credit Party's property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit such Agent or its representatives to investigate and verify the accuracy of information provided to the Lenders, and to discuss all such matters with the executive officers, pertinent employees and representatives of the Credit Parties; provided, however, that so long as neither (x) an Event of Default shall have occurred and be continuing nor (y) the Collateral Period shall have begun and be continuing, (i) no verification of accuracy of information shall include contacting the account debtors under any accounts receivable of any Credit Party and (ii) such visits and inspections shall not (A) disrupt the normal business operations of any Credit Party, (B) be conducted by more than 5 Persons at any one time or (C) occur more frequently than annually. The Agent agrees to keep confidential the information obtained from any such audit or inspection in accordance with the provisions of subsection 9.17.

         (j) Additional Credit Parties. At the time any Person becomes a Material Domestic Subsidiary (other than a Receivables Financing SPC or a Preferred Stock SPC) prior to a Credit Improvement Date, the Company shall so notify the Agent and promptly thereafter (but in any event within 30 days after the date thereof) shall (a) cause such Person to execute a Guarantor Joinder Agreement in substantially the same form as Exhibit E, (b) execute an appropriate pledge agreement in substantially the form of the Pledge Agreements and otherwise in a form reasonably acceptable to the Collateral Agent, which pledge agreement will be effective only during the Collateral Period and which will obligate the Company to, upon the occurrence of the Collateral Effective Date (or within 30 days of the notice referred to above if the Collateral Period shall have begun and shall then be continuing), cause all of the capital stock of such Person to be delivered to the Collateral Agent (together with undated stock powers, if applicable, signed in blank) and pledged to the Collateral Agent, (c) if such Person has any Subsidiaries, cause such Person to execute a pledge agreement in substantially the form of the Pledge Agreements and otherwise in a form reasonably acceptable to the Collateral Agent, which pledge agreement will be effective only during the Collateral Period and which will obligate such Person to, upon the occurrence of the Collateral Effective Date (or within 30 days of the notice referred to above if the Collateral Period shall have begun and shall then be continuing), cause all of the capital stock of its Domestic Subsidiaries and 65% of the capital stock of its Material First Tier Foreign Subsidiaries to be delivered to the Collateral Agent (together with undated stock powers, if applicable, signed in blank) and pledged to the Collateral Agent, and (d) deliver, or cause such Person to deliver, such other documentation as the Collateral Agent may reasonably request in connection with the foregoing, including, without limitation, certified resolutions and other organizational and authorizing documents of such Person, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above) and, if the Collateral Period shall have begun and shall then be continuing, appropriate UCC-1 financing statements, all in form, content and scope reasonably satisfactory to the Collateral Agent.

         (k) Collateral Effective Date. Upon the occurrence of the Collateral Effective Date and during the ensuing Collateral Period, the Pledge Agreements shall be in full force and effect and the Collateral Agent, on behalf of the Lenders, shall have a Lien on the Collateral described in the Pledge Agreements and there shall be added to Section 1 a new representation and warranty in the form set forth on Schedule V attached hereto. Within ten Business Days following the Collateral Effective Date, the Company shall deliver to the Collateral Agent, in form and substance reasonably satisfactory to the Collateral Agent:

                  (i) all stock certificates evidencing the stock pledged to the Collateral Agent pursuant to the Pledge Agreements, together with duly executed in blank undated stock powers attached thereto;

                  (ii) duly executed UCC financing statements for each appropriate jurisdiction as is necessary, in the Collateral Agent's sole discretion, to perfect the Lenders' security interest in the Collateral; and

                  (iii) an opinion of counsel addressed to the Collateral Agent, on behalf of the Lenders, covering such issues as reasonably requested by the Collateral Agent, including the attachment and perfection of the liens.

         (l) Initial Hybrid Equity Transaction. No later than the date that is three (3) months following the Closing Date, the Company shall complete the Initial Hybrid Equity Transaction.

         5.2. NEGATIVE COVENANTS.

         So long as this Agreement, any of the Notes, any LOC Obligations or any other Credit Document shall remain in effect or any of the principal of or interest on any of the Notes or any other amount payable by a Credit Party to the Agent or any of the Lenders pursuant to this Agreement, any of the Notes, any LOC Obligations or any other Credit Document shall remain unpaid, unless waived in writing by the Required Lenders, each Credit Party covenants and agrees that:

         (a) Limitation on Liens. It will not, and will not permit any of the Material Subsidiaries to, create, incur, assume or suffer to exist any Lien on any Property owned by such Person or on any capital stock of any Material Subsidiary now or hereafter owned by such Person to secure Indebtedness, or acquire any such Property subject to any conditional sale or title retention agreement, except: (i) purchase money security arrangements upon Property acquired subsequent to the date of this Agreement, provided that each such security arrangement does not exceed 80% of the cost or fair value of the Property acquired and is a lien only on such Property, or renewals or extensions of any such security arrangement upon the same Property and not in a greater amount;
(ii) Liens on Property in favor of, or any conditional sale or title retention agreement relating to any Property with, the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any such political subdivision, or any agent or trustee acting on behalf of any of the foregoing, or any agent or trustee acting on behalf of the holders of obligations issued by any of the foregoing, to secure partial, progress, advance or other payments pursuant to any agreement, understanding, contract, lease or statute (including, but not limited to, agreements, understandings, contracts, leases or statutes that require the construction of Property and sale thereof to any of the named departments, agencies or political divisions, as a part of the lease or installment purchase of such Property by the Company or any Material Subsidiary) or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the Property subject to such Liens; (iii) any reservation or exception contained in any instrument under which the Company or any Material Subsidiary owns or shall acquire any Property and under the terms of which any vendor, lessor or assignor reserves or excepts an interest in oil, gas or any other mineral or the proceeds thereof;
(iv) any conveyance or assignment under the terms of which the Company or any Material Subsidiary conveys or assigns an interest in oil, gas or any, other mineral or the proceeds thereof whether or not such conveyance or assignment is in connection with or substantially simultaneous with an extension of credit to the grantee or assignee thereunder on a basis providing for repayment of all or substantially all of such advance out of such proceeds or out of production from such interest; (v) any lien upon any Property owned by the Company or any Material Subsidiary or in which the Company or any Material Subsidiary owns an interest to secure payment of its proportionate part of the expenses of developing or conducting operations for the recovery, storage, transportation or sale of the mineral resources of such Property (or Property with which it is unitized); (vi) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or such Material Subsidiary; (vii) Liens (not otherwise permitted hereunder) which secure indebtedness for borrowed money not exceeding (as to the Company and all Material Subsidiaries) $60,000,000 in aggregate amount at any time outstanding;
(viii) any Liens securing indebtedness for borrowed money of a wholly-owned Material Subsidiary of the Company, to the Company or to another wholly-owned Material Subsidiary of the Company; (ix) Liens for taxes not yet due or that are being contested in good faith and by appropriate proceedings; (x) carriers', warehousemen's, mechanic's, materialmen's, repairmen's or other like Liens arising in the ordinary course of business; (xi) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations; (xii) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (xiii) Liens in favor of customs revenue authorities arising as a matter of law to secure payment of customs duties; (xiv) any extension, renewal or replacement

(or successive extensions, renewals or replacements), in whole or in part of any lien referred to in the foregoing clauses (i) to (v), inclusive, provided that the obligation secured thereby shall not exceed the obligation so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to that portion of the Property which secured the lien so extended, renewed or replaced (plus improvements on such Property); and (xv) Liens in favor of the Collateral Agent to secure the Pledgor Obligations (as defined in the Pledge Agreements).

         (b) Limitations on Mergers, Asset Sales and Asset Purchases. It will not, and will not permit any of its Subsidiaries to, (i) merge or consolidate with or into any other Person or (ii) sell, lease or otherwise dispose of any of its assets or purchase another Person or the assets of another Person, in any case described in this clause (ii) in a transaction or series of related transactions that is a Covered Transaction, unless (A) in the case of clause (i) above, if a Credit Party is a party to such transaction the resulting or surviving corporation shall be such Credit Party (or, if such merger or consolidation involves two Credit Parties, a Credit Party) and, if the Company is a party to such a transaction with another Credit Party, the Company shall be the resulting or surviving corporation, (B) in the case of clause (i) and clause
(ii) above, after giving effect on a Pro Forma Basis to any such merger, consolidation, sale, lease or other disposition or any such purchase, no Default or Event of Default shall have occurred or be continuing, (C) in the case of a purchase covered by clause (ii) above, such purchase either is an intercompany purchase or does not require a cash purchase price in excess of $75,000,000 in the aggregate in cash consideration and (D) in the case of an Asset Disposition covered by clause (ii) above and while any Term Loan is outstanding, no later than two (2) Business Days prior to such Asset Disposition, the Agent and the Lenders shall have received a certificate of a Responsible Officer of the Company specifying the anticipated or actual date of such Asset Disposition, briefly describing the assets to be sold or otherwise disposed of and setting forth the net book value of such assets, the aggregate consideration and the Net Cash Proceeds to be received for such assets in connection with such Asset Disposition, and thereafter the Credit Parties shall, within the period of 180 days following the consummation of such Asset Disposition, apply (or cause to be applied) an amount equal to the Net Cash Proceeds of such Asset Disposition to
(A) make Eligible Reinvestments or (B) prepay the Term Loans in accordance with the terms of subsection 2.6(b)(ii).

         Upon the sale of Capital Stock of a Material Domestic Subsidiary or Material First Tier Foreign Subsidiary permitted by this subsection 5.2(b), the Agent shall (to the extent applicable) deliver to the Credit Parties, upon the Credit Parties' request and at the Credit Parties' expense, such documentation as is reasonably necessary to evidence the release of the Agent's security interest, if any, in such Capital Stock, including, without limitation, amendments or terminations of UCC financing statements, if any, the return of stock certificates, if any, and the release of such Subsidiary from all of its obligations, if any, under the Credit Documents.

         (c) Limitations on Sale/Leaseback Transactions. It will not, and will not permit any of the Material Subsidiaries to, sell or transfer any manufacturing Properties to anyone (other than the Company or to a Material Subsidiary in which the Company owns 50% or more of the voting stock) with the intention of taking back a lease of such Property or any similar Property, except in connection with a lease for a temporary period during or at the end of which it is intended that the use by the Company or its Material Subsidiary of such Property will be discontinued.

         (d) Financial Covenants.

                  (i) Leverage Ratio. It will not permit, as of the last day of any fiscal quarter, the Leverage Ratio to exceed the ratio set forth below for the applicable period:

                           Period                                   Maximum Leverage Ratio
                           ------                                   ----------------------
         Closing Date through March 31, 1999                               5.0 to 1.0
         April 1, 1999 through September 30, 1999                          4.5 to 1.0
         October 1, 1999 through September 30, 2000                        3.5 to 1.0
         October 1, 2000 through Termination Date                          3.0 to 1.0

                  (ii) Minimum Net Worth. It will not permit at any time Consolidated Net Worth to be less than $520,000,000, increased on a cumulative basis as of the last day of each fiscal quarter (commencing on December 31, 1998) by an amount equal to the sum of (x) 40% of Consolidated Net Income, if positive, for such fiscal quarter and (y) 80% of any Equity Issuances (including an issuance of hybrid equity securities (e.g., trust preferred capital securities), but only if such issuance increases Consolidated Net Worth) commenced in such fiscal quarter.

                  (iii) Interest Coverage Ratio. It will not permit, as of the last day of any fiscal quarter, the Interest Coverage Ratio to be less than the ratio set forth below for the applicable period:

                           Period                              Minimum Interest Coverage Ratio
                           ------                              -------------------------------
         Closing Date through September 30, 1999                          2.5 to 1.0
         October 1, 1999 through Termination Date                         3.0 to 1.0

         (e) Limitations on Transactions with Affiliates. It will not, and will not permit any of its Subsidiaries to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of its or such Subsidiary's business (or is a transaction among wholly-owned Subsidiaries of the Company) and (c) upon fair and reasonable terms no less favorable to it or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate; provided that it shall not be a breach of this covenant to the extent that the failure of the Company or any of its Subsidiaries to comply with the foregoing would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

         (f) Limitations on Indebtedness of the Material Subsidiaries. It will not permit any of the Material Subsidiaries to contract, create, incur, assume or permit to exist any Indebtedness, except:

                  (i) Indebtedness arising under this Credit Agreement and the other Credit Documents;

                  (ii) Indebtedness of the Material Subsidiaries set forth in
         Schedule IV (but not including any renewals, refinancings or extensions thereof);

                  (iii) obligations of the Material Subsidiaries in respect of Hedging Agreements entered into in order to manage existing or anticipated interest rate or exchange rate risks and not for speculative purposes;

                  (iv) obligations of the Material Subsidiaries in connection with any Permitted Receivables Financing, to the extent such obligations constitute Indebtedness;

                  (v) unsecured intercompany Indebtedness owing by a Material Subsidiary to a Credit Party or a Subsidiary of a Credit Party; and

                  (vi) in addition to the Indebtedness otherwise permitted by this subsection 5.2(f), other Indebtedness hereafter incurred by the Material Subsidiaries provided that (A) the aggregate outstanding principal amount of such Indebtedness shall not exceed $150,000,000 at any time and (B) such Indebtedness shall not cause the Company and the Material Subsidiaries to violate the provisions of subsection 5.2(a)(vii).

         (g) Fiscal Year; Organizational Documents. It will not, and will not permit any of the Material Subsidiaries to, change its fiscal year or amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document) without the prior written consent of the Required Lenders.

         (h) Limitation on Restricted Actions. It will not, and will not permit any of the Material Subsidiaries (other than a Receivables Financing SPC in connection with a Permitted Receivables Financing) to, directly or indirectly, create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Person to (i) pay dividends or make any other distribution on any of such Person's capital stock, (ii) pay any Indebtedness owed to the Company or any other Credit Party, (iii) make loans or advances to any other Credit Party or (iv) transfer any of its property to any other Credit Party, except for encumbrances or restrictions existing under or by reason of (A) customary non-assignment or net worth provisions in any lease governing a leasehold interest, (B) any agreement or other instrument of a Person existing at the time it becomes a Subsidiary of the Borrower; provided that such encumbrance or restriction is not applicable to any other Person, or any property of any other Person, other than such Person becoming a Subsidiary of the Borrower and was not entered into in contemplation of such Person becoming a Subsidiary of the Borrower, and (C) this Credit Agreement and the other Credit Documents.

         (i) No Other Negative Pledges. It will not, and will not permit any of the Material Subsidiaries to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation, except pursuant to the documents executed in connection with any Permitted Receivables Financing (but only to the extent that the related prohibitions against other encumbrances pertain to the applicable transferred assets actually sold, contributed, financed or otherwise conveyed or pledged pursuant to such Permitted Receivables Financing).

         SECTION 6. DEFAULTS.

         If any of the following events shall occur and be continuing:

         (a) any Borrower shall fail to pay the principal amount of any Note or any LOC Obligation when due and payable in accordance with the terms thereof or hereof; or any Credit Party shall fail to pay any installment of interest on any Note or any Commitment Fee or other amount payable hereunder or under any of the other Credit Documents and such amount is not paid within three (3) days after the due date thereof;

         (b) any Credit Party shall (i) fail to perform or observe any covenant contained in subsections 5.1(e), (h), (i) or (j) or subsection 5.2 hereof or
(ii) fail to perform or observe any covenant contained in subsections 5.1(a)(i)(A), (B) or (E) or subsection 5.1(a)(ii) hereof and such failure referred to in this subsection 6(b)(ii) shall continue unremedied for a period of five (5) days after the earlier of a Responsible Officer of the Company becoming aware of such failure or written notice specifying such failure and stating that such notice is a "Notice of Default" hereunder is given, by registered or certified mail or by courier, to the Company on behalf of the Credit Parties by the Agent or any Lender;

         (c) any Credit Party shall fail to perform or observe (i) any term, covenant or agreement contained herein or in any Note (other than those specified in clauses (a) or (b) above) and such failure shall continue unremedied for a period of thirty (30) days after the earlier of a Responsible Officer of the Company becoming aware of such failure or written notice specifying such failure and stating that such notice is a "Notice of Default" hereunder is given, by registered or certified mail or by courier, to the Company on behalf of the Credit Parties by the Agent or any Lender or (ii) any term, covenant or agreement contained in any other Credit Document and such failure shall continue unremedied beyond any applicable grace or cure period;

         (d) any representation or warranty made or deemed made by a Credit Party pursuant to this Agreement or in any other Credit Document or in any other document or certificate delivered pursuant hereto shall prove to have been incorrect or misleading in any material respect as of the date made or deemed made;

         (e) the Company or any Material Subsidiary shall fail to pay at maturity, or within any applicable period of grace, any Indebtedness (other than the Indebtedness referred to in clause (a) above) or any obligations under Hedging Agreements, in each case with an outstanding principal or notional amount in excess of $25,000,000, or fail to observe or perform any term, covenant or agreement contained in any agreement by which it is bound evidencing or securing Indebtedness or any obligations under Hedging Agreements, in each case with an outstanding principal or notional amount in excess of $25,000,000 for such period of time as would permit, or would have permitted (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder (or a trustee or agent on behalf of such holder or holders), to accelerate the maturity thereof, or of any such obligation; provided, however, that if any such failure shall be cured by the Company or such Material Subsidiary or waived by the requisite holders of the defaulted obligations, then the default hereunder by reason of such failure shall be deemed to have been cured and waived by the Required Lenders unless prior thereto the Loans shall have been declared to be or shall have become immediately due and payable hereunder; or

         (f) the Company or any Material Subsidiary shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, administrator, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (v) be adjudicated as bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, administration, reorganization, winding-up or composition or adjustment of debts, (vii) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under such Bankruptcy Code, or
(viii) be authorized by its Board of Directors to take any of the foregoing actions; or

         (g) a proceeding or case shall be commenced, without the application or consent of the Company or any Material Subsidiary, in any court of competent jurisdiction, seeking (i) the liquidation, administration, reorganization, dissolution or winding-up, or the composition or readjustment of debts, of the Company or any Material Subsidiary, (ii) the appointment of a trustee, receiver, administrator, custodian, liquidator or the like of the Company or any Material

Subsidiary, or of all or any substantial part of its assets or (iii) similar relief in respect of the Company or any Material Subsidiary, under any law relating to bankruptcy, insolvency, administration, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, in any such case for a period of sixty (60) consecutive days, or an order for relief against the Company or any Material Subsidiary, shall be entered in an involuntary case under the Federal Bankruptcy Code (as now or hereafter in effect); or

         (h) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
(ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Company, any Material Subsidiary or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Company, any Material Subsidiary or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

         (i) One or more judgments or decrees shall be entered against the Company or any Material Subsidiary, involving in the aggregate a liability (not paid or fully covered by insurance) of $50,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

         (j) This Agreement, any of the Notes or any other Credit Document shall cease, for any reason, to be in full force and effect, or any Credit Party shall so assert or any Credit Party shall disaffirm or deny any of its obligations thereunder; or

         (k) Either (i) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of more than 30% of then outstanding voting stock of the Company or
(ii) the Company shall merge or consolidate with any Person other than in a transaction permitted under subsection 5.2(b);

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (f) or (g) above, automatically (i) the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement, the Notes and the other Credit Documents shall immediately become due and payable and (ii) the Credit Parties shall immediately be required to pay to the Agent additional cash, to be held by the Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding, and (B) if such event is any other Event of Default, any or all of the following actions may, with the consent of the Required Lenders, or shall, upon the request of the Required Lenders, be taken by the Agent: (i) the Agent may or shall, as applicable, by notice to the Company declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; (ii) the Agent may or shall, as applicable, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement, the Notes and the other Credit Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable; (iii) the Agent may or shall, as applicable, direct the Credit Parties to pay (and the Credit Parties agree that upon receipt of such notice they will immediately pay) to the Agent additional cash, to be held by the Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding; and (iv) the Agent may or shall, as applicable, enforce any and all rights and interests created and existing under the Credit Documents including, without limitation, all rights and remedies existing under the Collateral Documents, all rights and remedies against a Guarantor and all rights of set-off. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

         SECTION 7. DEFINITIONS.

         As used in this Agreement, the following terms shall have the following meanings (and including the plural as well as the singular):

         "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Agent as its prime rate in effect at its principal office in Charlotte, North Carolina (the Prime Rate not being intended to be the lowest rate of interest charged by NationsBank, N.A. in connection with extensions of credit to debtors); and "Federal Funds Effective Rate", shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms thereof, the ABR shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

         "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

         "Acquisition": the acquisition by the Company and/or any of its Subsidiaries of the Capital Stock of BetzDearborn pursuant to the Merger Agreement.

         "Additional Credit Party": each Person that becomes a Guarantor after the Closing Date, as provided in subsection 5.1(j).

          "Affiliate": as to any specified Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a specified Person means the power, directly or indirectly, either to (a) vote 20% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities, by contract or otherwise.

         "Agreement": this Agreement, as amended, supplemented or modified from time to time.

         "Applicable Margin": with respect to Eurodollar Loans and ABR Loans and with respect to the Commitment Fee, the rate per annum applicable on any date determined based upon the ratings applicable on such date to the Company's long-term senior unsecured non-credit-enhanced debt securities (the "Index Debt") by Moody's and S&P as follows:


-----------------------------------------------------------------------------------------------------------
                                                       Applicable         Applicable             Applicable
                                                       Margin for         Margin for             Margin for
                                                       Eurodollar         Commitment             ABR
Clause                Rating                           Loans              Fee                    Loans
-----------------------------------------------------------------------------------------------------------
(1)          >/= BBB from S&P and >/=                  .550%              .175%                  0%
             Baa2 from Moody's
(2)          BBB from S&P or Baa2                      .625%              .200%                  0%
             from Moody's (but not both)
(3)          BBB- from S&P and Baa3                    .750%              .225%                  0%
             from Moody's

(4)          BBB- from S&P or Baa3                     1.000%             .250%                  0%
             from Moody's (but not
             both)
(5)          BB+ from S&P and Ba1                      1.250%             .300%                  0%
             from Moody's
(6)          BB+ from S&P or Ba1                       1.750%             .350%                  .500%
             from Moody's
             (but not both)
(7)          </= BB from S&P and </= Ba2               2.000%             .500%                  .750%
             from Moody's
-----------------------------------------------------------------------------------------------------------

For purposes of the foregoing, (i) if neither Moody's nor S&P shall have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then both such rating agencies will be deemed to have established the ratings referred to in clause
(7) above for the Index Debt; (ii) if only one of Moody's or S&P shall have in effect a rating for the Index Debt, the Company and the Lenders will negotiate in good faith to agree upon another rating agency to be substituted by an amendment to this Agreement for the rating agency which shall not have a rating in effect, and in the absence of such amendment the Applicable Margin will be determined by reference to the available rating; (iii) if the ratings established by Moody's and S&P shall indicate different clauses specified above, the Applicable Margin shall be determined by reference to the numerically lower clause, unless such numerically lower clause is more than one numeral lower than the clause indicated by the other rating, in which case the clause which is one number lower than such higher numbered clause shall apply (thus, by way of example, if the Company's Index Debt is rated BBB by S&P and Ba1 by Moody's, the clauses indicated are (2) and (5), respectively, resulting in the Applicable Margin being determined by reference to clause (4), which clause is one number lower than such higher numbered clause); provided, however, that the Applicable Margin shall be determined by reference to clause (7) if the Company's Index Debt is rated worse than BB by S&P or worse than Ba2 by Moody's; (iv) if any rating established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of either Moody's or S&P) such change shall be effective as of the date on which such change is first announced by the rating agency making such change; and (v) notwithstanding anything in this definition of "Applicable Margin" to the contrary, (a) from the Closing Date until the Tranche B Term Loan has been fully repaid, the Applicable Margin will be determined by reference to clause (7) above and (b) in no event shall (1) the Applicable Margin for Eurodollar Loans be less than 1.500%, (2) the Applicable Margin for ABR Loans be less than .500% or (3) the Applicable Margin for Commitment Fee be less than .350%, in each case prior to the date that is six
(6) months from the Closing Date. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of either Moody's or S&P shall change prior to the Termination

Date, the Company and the Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system. If both Moody's and S&P shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to agree upon a substitute rating agency and to amend the references to specific ratings in this definition to reflect the ratings used by such substitute rating agency.

         "Applicant Borrower": as defined in subsection 2.13.

         "Asset Disposition": the disposition of any or all of the assets (including without limitation the Capital Stock of a Subsidiary) of the Company or any of its Consolidated Subsidiaries whether by sale, lease, transfer or otherwise (including a disposition pursuant to any casualty or condemnation event, but excluding a disposition pursuant to a Permitted Receivables Financing). The term "Asset Disposition" shall not include (i) the sale of inventory in the ordinary course of business, (ii) the sale or disposition of machinery and equipment no longer used or useful in the conduct of such Person's business or (iii) any Equity Issuance.

         "Assignee": as defined in subsection 9.6(c).

         "Attributed Principal Amount": on any day, with respect to any Permitted Receivables Financing entered into by the Company or any of its Consolidated Subsidiaries, the aggregate amount (with respect to any such transaction, the "Invested Amount") paid to, or borrowed by, such Person as of such date under such Permitted Receivables Financing, minus the aggregate amount received by the applicable Receivables Financier (as defined in the definition of "Permitted Receivables Financing") and applied to the reduction of the Invested Amount under such Permitted Receivables Financing.

         "BetzDearborn": BetzDearborn, Inc., a Pennsylvania corporation.

         "Borrower": any of the Company and its Subsidiaries that have become Designated Borrowers pursuant to subsection 2.13.

         "Borrower Joinder Agreement": a Borrower Joinder Agreement for Applicant Borrowers referenced in subsection 2.13, a form of which is attached as Exhibit D.

         "Borrowing Date": any Business Day specified in a notice pursuant to subsection 2.3, 2.5, 2.15(b)(i) or 2.16(b) as a date on which the Company requests (i) the Lenders (and/or the Swingline Lender) to make Revolving Credit Loans and/or Swingline Loans hereunder or (ii) the Issuing Lender to issue or extend a Letter of Credit hereunder.

         "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or New York City are authorized or required by law to close, except that, when used in connection with a Eurodollar Loan, such day shall also be a day on which dealings between banks are carried on in U.S. dollar deposits in the London interbank market.

         "Capital Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

         "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

         "Closing Date": the date hereof.

         "Code": the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations issued thereunder as in effect from time to time.

         "Collateral": all collateral described in and covered by the Collateral Documents.

         "Collateral Agent": NationsBank, N.A. (or any successor thereto) or any successor agent appointed pursuant to subsection 8.9.

         "Collateral Documents": the Pledge Agreements, and such other documents executed and delivered in connection with the attachment and perfection of the Lenders' security interests in the Collateral, including without limitation, UCC financing statements; provided that it is understood that such Collateral Documents will be effective only during the Collateral Period.

         "Collateral Effective Date": a date subsequent to the Closing Date on which the Index Debt is rated worse than BB+ by S&P or rated worse than Ba1 by Moody's.

         "Collateral Period": the period in time from the Collateral Effective Date until a subsequent Credit Improvement Date.

         "Commitment": (i) as to any Lender, the obligation of such Lender to make Revolving Credit Loans to the Borrowers and Term Loans to the Company hereunder and to purchase Participation Interests in the Swingline Loans in accordance with the provisions of subsection 2.15 and in LOC Obligations in accordance with the provisions of subsection 2.16(c), such obligation in an aggregate amount with respect to principal at any one time outstanding not to exceed the respective amounts set forth below such Lender's name on Schedule I, as such amounts may be reduced from time to time in accordance with the provisions of this Agreement,

(ii) as to the Swingline Lender, the obligation of the Swingline Lender to make Swingline Loans hereunder and (iii) as to the Issuing Lender, the obligation of the Issuing Lender to issue or extend Letters of Credit hereunder.

         "Commitment Fee": as defined in subsection 2.4.

         "Commitment Percentage": as to any Lender, (i) if in connection with the Revolving Committed Amount (or a subfacility thereunder) or a particular Term Loan Tranche, the relevant percentage set forth on Schedule I or (ii) otherwise, the percentage of the aggregate Commitments of all Lenders represented by such Lender's Commitment, as the context may require (or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Loans and Participation Interests in Swingline Loans and LOC Obligations then outstanding constitutes of the aggregate principal amount of the Loans and LOC Obligations then outstanding).

         "Commitment Period": the period from and including the Closing Date to but not including the Termination Date or such earlier date on which the Commitments shall terminate as provided herein.

         "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with a Credit Party within the meaning of Section 4001 of ERISA or is part of a group which includes a Credit Party and which is treated as a single employer under Section 414 of the Code.

         "Consolidated EBITDA": for any fiscal period, (i) Consolidated Net Income for such period, plus (ii) Consolidated Interest Expense for such period, plus (iii) to the extent deducted in computing such Consolidated Net Income, the sum of (a) taxes, (b) depreciation, (c) amortization, (d) any non-cash charges and (e) any extraordinary, unusual or non-recurring cash losses or cash charges incurred in connection with the Acquisition in an amount not to exceed $170 million after taxes in the aggregate for all such add-backs pursuant to this clause (e), minus (iv) any extraordinary gains and noncash gains.

         "Consolidated Interest Expense": for any fiscal period, the amount of interest expense paid, accrued or capitalized by the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, including imputed interest expense paid in respect of Capital Lease obligations and any dividends paid on hybrid equity securities that are tax deductible (such as dividends on trust preferred capital securities) (but, with respect to such dividends on hybrid equity securities, without duplication to the extent a comparable amount is taken by the Company as interest expense on the interest paid on the related subordinated debt to the Preferred Stock SPC).

         "Consolidated Net Income": for any fiscal period, net income of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

         "Consolidated Net Worth": as of the end of the most recently ended calendar month, the sum of (i) all items that would be included under stockholders' equity on a consolidated balance sheet of the Company and its Consolidated Subsidiaries plus (ii) insurance reserves. Consolidated Net Worth shall be determined in accordance with generally accepted accounting principles substantially the same as those used by the Company in preparing the financial statements referred to in subsection 1.2 and on a consolidated basis substantially the same as that used by the Company in preparing such financial statements; provided, however, that (A) foreign currency translation adjustments under Financial Accounting Standards Board Statement No. 52, "Foreign Currency Translation" and (B) items reported in comprehensive income and accumulated other comprehensive income under Financial Accounting Standards Statement No. 130 (including but not limited to gains or losses for derivatives designated as a hedge of exposure to variable cash flows of forecasted transactions and derivatives designated as a hedge of foreign currency exposure of a net investment in a foreign operation), shall not in either case be taken into account in calculating Consolidated Net Worth.

         "Consolidated Subsidiary": any Subsidiary the results of whose operations are, for financial accounting purposes, consolidated with the results of operations of the Company and its other Consolidated Subsidiaries on the most recent annual or quarterly financial statements of the Company and its Consolidated Subsidiaries.

         "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Covered Transaction": the sale, lease, disposition or purchase of assets by any Person outside the ordinary course of business of such Person and in a transaction pursuant to which consideration having a fair market value in excess of $35,000,000 is paid by or received by the Company and its Subsidiaries.

         "Credit Documents": collectively, this Agreement, the Notes, any Borrower Joinder Agreements or Guarantor Joinder Agreements, the Collateral Documents, any fee letters, any LOC Documents and all other related agreements and documents issued, delivered or executed hereunder or thereunder or pursuant hereto or thereto (in each case, as the same may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time).

         "Credit Improvement Date": a date subsequent to the Closing Date on which (i) the Company's Index Debt is rated BBB- or better by S&P or rated Baa3 or better by Moody's and (ii) the Leverage Ratio as of the end of the most recently ended fiscal quarter shall be less than 4.0 to 1.0.

         "Credit Parties": the Borrowers and the Guarantors.

         "Debt Issuance": the issuance of any Indebtedness for borrowed money by the Company or any of its Consolidated Subsidiaries.

         "Default": any event specified in Section 6, whether or not any requirement therein designated for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "Designated Borrower": any Applicant Borrower that becomes a Borrower hereunder in accordance with the provisions of subsection 2.13.

         "Dollars" and "$": dollars in lawful currency of the United States of America.

         "Domestic Subsidiaries": each direct and indirect Subsidiary of the Company that (a) is domiciled, incorporated or organized under the laws of any State of the United States or the District of Columbia or (b) maintains the majority of its assets (determined on a consolidated basis) in the United States of America.

         "Eligible Reinvestment": an acquisition of assets that is (i) not prohibited under subsection 5.2(b)(ii) and (ii) an acquisition of another business or any substantial part of another business or other long-term assets, in each case, in, or used or useful in, the same or a similar line of business as the Company and its Subsidiaries were engaged in on the Closing Date, or any reasonable extensions or expansions thereof.

         "Environmental Laws": any and all lawful and applicable Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

         "Equity Issuance": any issuance by the Company or any Consolidated Subsidiary to any Person other than the Company or a Consolidated Subsidiary of
(a) shares of its Capital Stock, specifically including any hybrid equity securities (e.g., trust preferred capital securities), (b) any shares of its Capital Stock pursuant to the exercise of options or warrants or (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity. The term "Equity Issuance" shall not include any Asset Disposition.

         "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

         "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

         "Eurodollar Rate": for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate determined pursuant to the following formula:

            Eurodollar Rate =                London Interbank Offered Rate
                                        -------------------------------------
                                        1 - Eurocurrency Reserve Requirements

         "Eurodollar Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

         "Event of Default": any event specified in Section 6, provided that any requirement therein designated for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "Existing Credit Agreements": (a) with respect to the Company, (i) that certain Amended and Restated $700,000,000 Revolving Credit and Competitive Advance Facility Agreement, dated as of February 7, 1997 (amending and restating Revolving Credit and Competitive Advance Facility Agreement dated as of December 17, 1993, as amended by First Amendment, dated as of December 15, 1994 and Second Amendment, dated as of December 15, 1995), among the Company, the several financial institutions parties thereto, The Chase Manhattan Bank, formerly known as Chemical Bank, as agent thereunder, Morgan Guaranty Trust Company of New York, as documentation agent thereunder, and NationsBank, N.A., as syndication agent thereunder, and (ii) if still in existence, the credit agreement evidencing the related 364-day facility, (b) with respect to BetzDearborn, that certain $750,000,000 Credit Agreement dated as of October 20, 1997 among BetzDearborn, certain of its affiliates and The Chase Manhattan Bank and

The Chase Manhattan Bank of Canada, as Administrative Agents and (c) with respect to FiberVisions Incorporated ("Fibervisions"), a wholly owned Subsidiary of the Company, that certain $115,000,000 Credit Agreement dated as of June 26, 1997 among FiberVisions, certain of its Affiliates and NationsBank, N.A., as Agent.

         "Existing Letters of Credit": those letters of credit described on
Schedule VI.

         "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

         "First Tier Foreign Subsidiary": at any date of determination, each Foreign Subsidiary in which any one or more of the Company and its Material Domestic Subsidiaries owns more than 50%, in the aggregate, of the voting Capital Stock of such Foreign Subsidiary.

         "Foreign Subsidiaries": all Subsidiaries of the Company that are not Domestic Subsidiaries.

         "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time.

         "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guaranteed Obligations": without duplication, (a) in the case of the Company, all of the obligations of the Borrowers (other than the Company) owing
(i) to the Lenders (including the Swingline Lender and the Issuing Lender) and the Agent, whenever arising, under this Agreement, the Borrower Joinder Agreements, the Notes, the Collateral Documents or any of the other Credit Documents to which a Borrower is a party and (ii) to any Lender or any Affiliate of a Lender arising under Hedging Agreements, and (b) in the case of any other Guarantor, all of the obligations of the Credit Parties owing (i) to the Lenders (including the Swingline Lender and the Issuing Lender) and the Agent, whenever arising, under this Agreement, the Borrower Joinder Agreements, the Guarantor Joinder Agreements, the Notes, the Collateral Documents or any of the other Credit Documents to which a Credit Party is a party and (ii) to any Lender or any Affiliate of a Lender arising under Hedging Agreements, in each of cases (a) and (b) including, but not limited to, obligations with respect to principal, interest and fees and including, without limitation (to the extent permitted by applicable law), any amounts that would have accrued but for the automatic stay under the Federal Bankruptcy Code (as now or hereafter in effect).

         "Guarantor": each of the Company, the Material Domestic Subsidiaries (other than a Receivables Financing SPC or a Preferred Stock SPC) and each Additional Credit Party which has executed a Guarantor Joinder Agreement, together with its successors and assigns; provided, however, that following a Credit Improvement Date, the only "Guarantor" shall be the Company.

         "Guarantor Joinder Agreement": a Guarantor Joinder Agreement referenced in subsection 5.1(j), a form of which is attached as Exhibit E.

         "Hazardous Materials": any substance, material or waste defined or regulated in or under any Environmental Laws.

         "Hedging Agreements": collectively, interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements, in each case entered into by the Company or any of its Material Subsidiaries.

         "Indebtedness": with respect to any Person, without duplication, (i) all indebtedness for borrowed money created, incurred, assumed or guaranteed by such Person, (ii) all amounts owing by such Person under purchase money mortgages or other purchase money liens or conditional sales or other title retention agreements, (iii) all indebtedness secured by mortgages, liens, security interests, conditional sales or other title retention agreements upon property owned by such Person (whether or not such Person has assumed or become liable for the payment of such indebtedness), (iv) all obligations of such Person in respect of Financing Leases and Synthetic Leases, (v) all guaranty obligations of such Person with respect to Indebtedness of another Person, (vi) Indebtedness of any partnership or unincorporated joint venture with respect to which such Person is legally obligated or has a reasonable expectation of being liable with respect thereto, (vii) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (viii) the principal amount of subordinated notes or debentures issued by such Person to a Preferred Stock SPC in connection with hybrid equity securities (e.g., trust preferred capital securities), and (ix) the outstanding Attributed Principal Amount under any Permitted Receivables Financing (other than a securitization of the receivable evidenced by the Tastemaker note, a $500 million five-year note of IMCERA Group, Inc. bearing interest at 6.2% and classified as "held at maturity").

         "Index Debt": as defined in the term "Applicable Margin".

         "Initial Hybrid Equity Transaction": the issuance, prior to or within three (3) months of the Closing Date, of equity-like securities by the Company and/or any of its Consolidated Subsidiaries in an amount sufficient to raise $170 million in proceeds for the Company.

         "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

         "Insolvent": pertaining to a condition of Insolvency.

         "Interest Coverage Ratio": with respect to the Company and its Consolidated Subsidiaries for the twelve month period ending on the last day of any fiscal quarter of the Company (and after giving effect to the Acquisition on a Pro Forma Basis), the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

         "Interest Payment Date": (a) as to any ABR Loan or Swingline Loan, the last day of each March, June September and December, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any such Eurodollar Loan having an Interest Period longer than three months, each day which is three months after the first day of such Interest Period and the last day of such Interest Period.

         "Interest Period": (i) with respect to any Eurodollar Loan:

                  (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending, subject to availability, one, two, three or six months thereafter, as selected by the respective Borrower in its notice of borrowing or notice of conversion, as the case may be, given by the Company with respect thereto; and

                  (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending, subject to availability, one, two, three or six months thereafter, as selected by the respective Borrower through irrevocable notice from the Company to the Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

and (ii) with respect to any Swingline Loan, a period commencing in each case on the date of the borrowing and ending on the date agreed to by the Company and the Swingline Lender in accordance with the provisions of subsection 2.15(b)(iii) (such ending date in any event to be not more than fourteen (14) Business Days from the date of borrowing).

provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (1) if any Interest Period pertaining to a Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry a Eurodollar Loan Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (2) any Interest Period that would otherwise extend beyond the Termination Date shall end on the Termination Date;

                  (3) any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                  (4) notwithstanding anything herein or in a notice of borrowing to the contrary, all Eurodollar Loans requested on the Closing Date and for the first month following the Closing Date shall be for interest periods of one week, unless otherwise consented to by the Agent.

         "Issuing Lender": (i) with respect to an Existing Letter of Credit, the respective Issuing Lender referenced on Schedule VI and (ii) with respect to all other Letters of Credit, NationsBank, N.A. (or any successor thereto).

         "Letter of Credit": any letter of credit issued by the Issuing Lender for the account of the Company in accordance with the terms of subsection 2.16, including any Existing Letter of Credit.

         "Leverage Ratio": with respect to the Company and its Consolidated Subsidiaries for the twelve month period ending on the last day of any fiscal quarter (and after giving effect to the Acquisition on a Pro Forma Basis), the ratio of (a) Indebtedness of the Company and its Consolidated Subsidiaries on the last day of such period minus the principal amount of subordinated notes or debentures issued by the Company to a Preferred Stock SPC in connection with hybrid equity securities (e.g., trust preferred capital securities) to (b) Consolidated EBITDA for such period.

         "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest to any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

         "Loan": any loan made by any Lender pursuant to this Agreement.

         "LOC Commitment": the commitment of the Issuing Lender to issue Letters of Credit in an aggregate face amount at any time outstanding (together with the amounts of any unreimbursed drawings thereon) of up to the excess of (i) the LOC Committed Amount over (ii) the aggregate outstanding face amount of the Existing Letters of Credit.

         "LOC Committed Amount" shall have the meaning assigned to such term in subsection 2.16.

         "LOC Documents": with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

         "LOC Obligations": at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed by the Company.

         "London Interbank Offered Rate": with respect to any Eurodollar Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars, as appropriate, at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Telerate Page 3750, the applicable rate shall be the arithmetic mean of all such rates. If, for any reason, such rate is not available, the term "London Interbank Offered Rate" shall mean, with respect to any Eurodollar Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

         "Material Adverse Effect": a material adverse effect on (i) the operations, business, property or assets, or the condition (financial or otherwise) of the Company and its Consolidated Subsidiaries taken as a whole or
(ii) the validity or enforceability of this Agreement and the other Credit Documents or the rights and remedies of the Lenders hereunder or thereunder.

         "Material Domestic Subsidiary": any Domestic Subsidiary that is also a Material Subsidiary.

         "Material First Tier Foreign Subsidiary": any First Tier Foreign Subsidiary that is also a Material Subsidiary.

         "Material Subsidiary": as of any date of determination, any Domestic Subsidiary or any Foreign Subsidiary that (a) is a Borrower, (b) is listed on
Schedule II attached hereto, which Schedule may be modified from time to time by the Company by written notice to the Agent, (c) together with its Subsidiaries on a consolidated basis, during the twelve months preceding such date of determination accounts for (or to which may be attributed) 5% or more of the net income or assets (determined on a consolidated basis) of the Company and its Subsidiaries or (d) is otherwise necessary for the ongoing business operations of the Company and its Subsidiaries taken as a whole.

         "Merger Agreement": that certain Agreement and Plan of Merger dated as of July 30, 1998 among the Company, Water Acquisition Co. and BetzDearborn.

         "Moody's": Moody's Investors Services, Inc.

         "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "Net Cash Proceeds": the aggregate cash proceeds received by the Company or any of its Consolidated Subsidiaries in respect of any Asset Disposition, Equity Issuance, Debt Issuance or Permitted Receivables Financing, net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and (b) taxes paid or payable as a result thereof; it being understood that "Net Cash Proceeds" shall include, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received by the Company or any of its Consolidated Subsidiaries in any Asset Disposition, Equity Issuance, Debt Issuance or Permitted Receivables Financing.

         "Non-Excluded Taxes": as defined in subsection 2.12.

         "Notes": the collective reference to the Revolving Credit Notes, the Swingline Note and the Term Notes.

         "Participant": as defined in subsection 9.6(b).

         "Participation Interest" a purchase by a Lender of a participation in Swingline Loans as provided in subsection 2.15 or in LOC Obligations as provided in subsection 2.16(c).

         "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

         "Permitted Receivables Financing": any one or more receivables financings in which (i) the Company or any of its Consolidated Subsidiaries (a) sells (as determined in accordance with GAAP) any accounts receivable, notes receivable, rights to future lease payments or residuals (collectively, together with certain related property relating thereto and the right to collections thereon, being the "Transferred Assets") to any Person that is not a Subsidiary or Affiliate of the

Company (with respect to any such transaction, the "Receivables Financier"), (b) borrows from such Receivables Financier and secures such borrowings by a pledge of such Transferred Assets and/or (c) otherwise finances its acquisition of such Transferred Assets and, in connection therewith, conveys an interest in such Transferred Assets to the Receivables Financier or (ii) the Company or any of its Consolidated Subsidiaries sells, conveys or otherwise contributes any Transferred Assets to a Receivables Financing SPC, which Receivables Financing SPC then (a) sells (as determined in accordance with GAAP) any such receivables (or an interest therein) to any Receivables Financier, (b) borrows from such Receivables Financier and secures such borrowings by a pledge of such receivables or (c) otherwise finances its acquisition of such receivables and, in connection therewith, conveys an interest in such receivables to the Receivables Financier, provided that (1) such receivables financing shall not involve any recourse to the Company or any of its Consolidated Subsidiaries for any reason other than (A) repurchases of non-eligible receivables or (B) indemnifications for losses other than credit losses related to the receivables sold in such financing, (2) such receivables financing shall not include any guaranty obligations of the Company or any of its Consolidated Subsidiaries, (3) the Agent shall be reasonably satisfied with the structure of and documentation for any such transaction and that the terms of such transaction, including the discount at which receivables are sold, the term of the commitment of the Receivables Financier thereunder and any termination events, shall be (in the good faith understanding of the Agent) consistent with those prevailing in the market for similar transactions involving a receivables originator/servicer of similar credit quality and a receivables pool of similar characteristics and (4) the documentation for such transaction shall not be amended or modified without the prior written approval of the Agent.

         "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

         "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Pledge Agreements": a collective reference to the Pledge Agreement dated as of the Closing Date executed by the Company and each of the Material Domestic Subsidiaries (other than a Receivables Financing SPC or a Preferred Stock SPC) and substantially in the form of Exhibit I attached hereto and any and all other pledge agreements executed and delivered by the Credit Parties in favor of the Collateral Agent, for the benefit of the Lenders and any other creditors described therein, to secure their obligations under the Credit Documents and any other loan documents or other agreements described therein, as amended, modified, extended, renewed or replaced from time to time; provided that it is understood that the Pledge Agreements will be effective only during the Collateral Period.



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

         "Preferred Stock SPC": a special purpose entity that is a Subsidiary or Affiliate of the Company and that is formed for the sole and exclusive purpose of engaging in activities in connection with the issuance of hybrid equity securities (e.g., trust preferred capital securities).

         "Pro Forma Basis": means, with respect to any transaction, that such transaction shall be deemed to have occurred (for purposes of calculating compliance in respect of such transaction with each of the financial covenants set forth in subsection 5.2(d)) as of the first day of the four fiscal quarter period ending as of the last day of the most recent fiscal quarter preceding the date of such transaction with respect to which the Agent and the Lenders shall have received the financial statements referred to in subsection 5.1(a). As used herein, "transaction" means any corporate merger or consolidation or any asset disposition or purchase as referred to in subsection 5.2(b). Any Indebtedness incurred or assumed by the Company or any of its Subsidiaries in order to consummate such transaction (i) shall be deemed to have been incurred or assumed on the first day of the applicable period and (ii) if such Indebtedness has a floating or formula rate, then the implied rate of interest for such Indebtedness for the applicable period for purposes of this definition shall be determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination.

         "Property": any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Receivables Financing SPC": a special purpose entity that is a Subsidiary or Affiliate of the Company and that is formed for the sole and exclusive purpose of engaging in activities in connection with the purchase, sale and financing of accounts receivable in connection with and pursuant to a Permitted Receivables Financing.

         "Register": as defined in subsection 9.6(d).

         "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

         "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. Section 2615.

         "Required Lenders": at any time, Lenders the Commitment Percentages of which aggregate at least 51%.



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

         "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Responsible Officer": when used with respect to the Company, the chief executive officer or any senior vice president of the Company or, with respect to financial matters, the vice president and treasurer of the Company.

         "Revolving Committed Amount" shall have the meaning assigned to such term in Section 2.1(a).

         "Revolving Credit Loans": as defined in subsection 2.1(a).

         "Revolving Credit Note": as defined in subsection 2.2.

         "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

         "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

         "Swingline Committed Amount": as defined in subsection 2.15(a).

         "Swingline Lender": NationsBank, N.A. (or any successor thereto).

         "Swingline Loan": as defined in subsection 2.15(a).

         "Swingline Note": the promissory note of the Company in favor of the Swingline Lender evidencing the Swingline Loans provided pursuant to subsection 2.15, as such promissory note may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.



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

         "Synthetic Lease": any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

         "Termination Date": October 15, 2003.

         "Term Loan": any Loan comprising all or a portion of the Tranche A Term Loan or the Tranche B Term Loan.

         "Term Loan Tranche" shall have the meaning assigned to such term in subsection 2.17(a).

         "Term Note" or "Term Notes": the promissory notes of the Company in favor of each of the Lenders evidencing each Term Loan Tranche provided pursuant to subsection 2.17(f), individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

         "Tranche A Term Loan" shall have the meaning assigned to such term in subsection 2.17(a).

         "Tranche B Term Loan" shall have the meaning assigned to such term in subsection 2.17(a).

         "Tranche C Term Loan" shall have the meaning assigned to such term in subsection 2.17(a).

         "Transferee": as defined in subsection 9.6(f).

         "Type": as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

         All accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with GAAP.


         SECTION 8. THE AGENT.

         8.1. APPOINTMENT.

         Each Lender hereby irrevocably designates and appoints NationsBank, N.A. as the Agent of such Lender under this Agreement and the other Credit Documents, and each such Lender irrevocably authorizes NationsBank, N.A., as the Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Agent.

         8.2. DELEGATION OF DUTIES.

         The Agent may execute any of its duties under this Agreement and the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         8.3 EXCULPATORY PROVISIONS.

         Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Credit Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Company, any other Credit Party or any officer thereof contained in this Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Credit Documents or for any failure of the Company or any other Credit Party to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of the Credit Parties.

         8.4 RELIANCE BY AGENT.

         The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Credit Document, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Credit Parties), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this



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

Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

         8.5. NOTICE OF DEFAULT.

         The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         8.6. NON-RELIANCE ON AGENT AND OTHER LENDERS.

         Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Credit Parties, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Credit Parties and made its own decision to make its Loans hereunder and enter into this Agreement and the other Credit Documents. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or



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

otherwise), prospects or creditworthiness of the Credit Parties which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         8.7. INDEMNIFICATION.

         The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Company or another Credit Party and without limiting the obligation of the Company or another Credit Party to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this subsection (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Notes and all other amounts payable hereunder or under the other Credit Documents.

         8.8. AGENT IN ITS INDIVIDUAL CAPACITY.

         The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Credit Parties as though the Agent were not the Agent hereunder and under the other Credit Documents. With respect to its Loans made or renewed by it and any Note issued to it, the Agent shall have the same rights and powers under this Agreement and the Notes as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

         8.9. SUCCESSOR AGENT.

         The Agent may resign as Agent upon 10 days' notice to the Lenders. If the Agent shall resign as Agent under this Agreement and the other Credit Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall, so long as no Event of Default exists, be approved by the Company (which approval shall not be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon such appointment and approval, and the former Agent's rights, powers and duties



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

as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any of the other Credit Documents or any holders of the Notes. After any retiring Agent's resignation as Agent, the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Credit Documents.

         SECTION 9. MISCELLANEOUS

         9.1. AMENDMENTS AND WAIVERS.

         Neither this Agreement, any other Credit Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Required Lenders may, or, with the written consent of the Required Lenders, the Agent may, from time to time, (a) enter into with the Credit Parties written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Credit Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Note, or reduce the stated rate of any interest or fee payable hereunder or thereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the consent of each Lender affected thereby, or (ii) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Required Lenders or consent to the assignment or transfer by a Credit Party of any of its rights and obligations under this Agreement and the Notes or, except pursuant to subsection 9.16 or as the result of or in connection with an Asset Disposition permitted by subsection 5.2(b), release all or substantially all of the Collateral or, except as the result of or in connection with a consolidation, merger or disposition of a Credit Party permitted under subsection 5.2(b), release the Company or any of the other Credit Parties from its or their obligations under the Credit Documents, in each case without the written consent of all the Lenders, or (iii) amend, modify or waive any provision of Section 8 without the written consent of the then Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Credit Parties, the Lenders, the Agent and all future holders of the Notes. In the case of any waiver, the Credit Parties, the Lenders and the Agent shall be restored to their former position and rights hereunder and under the outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.



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

         9.2. NOTICES.

         All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or 3 days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Company, the Credit Parties and the Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

                  The Company                        Hercules Incorporated
                  or any other                       Hercules Plaza
                  Credit Party:                      Wilmington, Delaware 19894
                                                     Attention:  Stuart Shears
                                    Telephone:       (302) 594-5300
                                    Telecopy:        (302) 594-5371

         The Agent:                 NationsBank, N.A., as Agent
                                    Independence Center, 15th Floor
                                    NC1-001-15-04
                                    101 North Tryon Street
                                    Charlotte, North Carolina 28255
                                    Attn:  Agency Services
                                    Telephone:       (704) 386-6837
                                    Telecopy:        (704) 388-9436



                                    with a copy to:

                                    BankAmerica
                                    335 Madison Ave.
                                    New York, NY 10017
                                    Attn:  David Noda
                                    Telephone:       (212) 503-7948
                                    Telecopy:        (212) 503-7771

provided that any notice, request or demand to or upon the Agent or the Lenders pursuant to subsection 2.3, 2.5, 2.6, 2.7, 2.11, 2.13, 2.15, 2.16, 2.17 or 3A.9
shall not be effective until received.

         9.3. NO WAIVER; CUMULATIVE REMEDIES.



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

         No failure to exercise and no delay in exercising, on the part of the Agent, any Lender or any Credit Party, any right, remedy, power or privilege hereunder or under the Notes shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         9.4. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         All representations and warranties made hereunder, in the Notes and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement, the Notes and the other Credit Documents and the making of the Loans and the issuance or extension of Letters of Credit hereunder.

         9.5. PAYMENT OF EXPENSES AND TAXES.

         The Company agrees (a) to pay or reimburse the Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the Notes and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent, (b) to pay or reimburse each Lender and the Agent for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to the Agent and to the several Lenders (including, without duplication, the allocated costs of in-house counsel to any Lender) , and (c) to pay, indemnify, and hold each Lender and the Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Notes, the LOC Documents, the use of proceeds of the Loans and Letters of Credit and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any environmental or other law applicable to the

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operations of the Borrowers, any of their Subsidiaries or any of the their respective properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided, that the Company shall have no obligation hereunder to the Agent or any Lender with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Agent or any such Lender or (ii) legal proceedings commenced against the Agent or any such Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such. The agreements in this subsection shall survive repayment of the Notes, the LOC Obligations and all other amounts payable hereunder or under the other Credit Documents.

         9.6 SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS.

         (a) This Agreement shall be binding upon and inure to the benefit of the Credit Parties, the Lenders, the Agent, all future holders of the Notes and their respective successors and assigns, except that no Credit Party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

         (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender, any Participation Interest of such Lender or any other interest of such Lender hereunder, under the Notes or under any other Credit Document. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the Notes, and the Credit Parties and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the Notes. The Credit Parties agree that if amounts outstanding under this Agreement, the Notes or any other Credit Document are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement, any Note or any other Credit Document to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, any Note or any other Credit Document, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 9.7(a) as fully as if it were a Lender hereunder.

         (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of (x) so long as no Event of Default exists, the Company and (y) the Agent (which in each case shall not be unreasonably withheld), to any other Person (an "Assignee") all or any part of its rights and obligations under this Agreement,

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the Notes and the other Credit Documents pursuant to an Assignment and
Acceptance, substantially in the form of Exhibit C, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Company and the Agent) and delivered to the Agent for its acceptance and recording in the Register; provided, however, that the amount of the Commitment (if any) of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than the lesser of (i) $10,000,000 and (ii) with respect to each assigning Lender, the amount of such Lender's Commitment and shall be in an integral multiple of $1,000,000 (or, if less, with respect to each assigning Lender, the amount of such Lender's Commitment); provided, further, that, in the case of any proposed assignment pursuant to this subsection 9.6(c) to an Assignee which is not a Lender or any affiliate of a Lender, if the Company objects to such proposed Assignee and, no later than 5 Business Days after receipt of notice by the Company of such proposed Assignee, proposes an alternative Assignee willing to consummate such assignment with the assigning Lender on the same terms and conditions as such assigning Lender's proposed Assignee, such assigning Lender shall not have the right to effect such proposed assignment to its proposed Assignee. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance,
(x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto).

         (d) The Agent shall maintain at its address referred to in subsection
9.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Credit Parties, the Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Company and the Agent), together with payment by the assigning Lender to the Agent of a registration and processing fee of $3,500, the Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Company on behalf of the Borrower. On or prior to the effective date of any such Assignment and Acceptance, each Borrower, at its own expense, shall execute and deliver to the Agent (in exchange for the Note or Notes being assigned by the assigning Lender) a new Note or Notes to the order of such Assignee in an amount equal to the respective Commitments assumed by it pursuant to such Assignment and Acceptance, and, if the assigning Lender has retained a Commitment hereunder, a new Revolving Credit Note and/or Term Notes, respectively, to the order of the assigning Lender in an amount equal to the respective Commitments retained by it hereunder. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Notes replaced thereby.

                  (f) Each Credit Party authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning such Credit Party and its affiliates which has been delivered to such Lender by or on behalf of the Company pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Company in connection with such Lender's credit evaluation of the Company and its affiliates prior to becoming a party to this Agreement.

                  (g) Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law.

         9.7. ADJUSTMENTS; SET-OFF.

         (a) If any Lender (a "benefited Lender") shall at any time receive any payment of all or part of its Loans or Participation Interests, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in subsections 6(f) or (g), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans or Participation Interests, or interest thereon, such benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

         (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to any Credit Party, any such notice being expressly waived by each Credit Party to the extent permitted by applicable law, upon any amount becoming due and payable by such Credit Party hereunder, under the Notes or under any other Credit Document (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any affiliate, branch or agency thereof to or for the credit or the account of such Credit Party. Each Lender agrees promptly to notify the Company on behalf of the respective Credit Party and the Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

         9.8. COUNTERPARTS.

         This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Agent.

         9.9. ADJUSTMENTS FOR CHANGES IN GAAP.

         In the event that a change in GAAP affects the terms of the covenant contained in subsection 5.2(d) hereof (including the related defined terms used therein), the Company and the Required Lenders shall negotiate in good faith such amendments to such covenant and related definitions as are necessary to reflect such changes in GAAP and as are otherwise reasonably satisfactory to the Company and the Required Lenders.

         9.10. SEVERABILITY; SECTION HEADINGS.

         (a) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         (b) The Section and subsection headings and the Table of Contents contained herein are for convenience of reference only and shall not affect the construction hereof.

         9.11. INTEGRATION.

         This Agreement, the Notes and the other Credit Documents represent the agreement of the Company, the other Credit Parties, the Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein, in the Notes or in the other Credit Documents.

         9.12. GOVERNING LAW.

         THIS AGREEMENT, THE NOTES AND, UNLESS OTHERWISE SPECIFICALLY PROVIDED THEREIN, THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT, THE NOTES AND SUCH OTHER CREDIT DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NORTH CAROLINA.

         9.13. SUBMISSION TO JURISDICTION; WAIVERS.

         Each Credit Party hereby irrevocably and unconditionally:

         (a) submits for itself and its property in any legal action or proceeding relating to this Agreement, the Notes and the other Credit Documents, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of North Carolina, the courts of the United States of America for the Western District of North Carolina, and appellate courts from any thereof,

         (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Credit Party at its address set forth in subsection 9.2 or at such other address of which the Agent shall have been notified pursuant thereto;

         (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

         (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

         9.14. ACKNOWLEDGMENTS.

         Each Credit Party hereby acknowledges that:

         (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the Notes and the other Credit Documents;

         (b) neither the Agent nor any Lender has any fiduciary relationship with or duty to such Credit Party arising out of or in connection with this Agreement, any of the Notes or any of the other Credit Documents, and the relationship between Agent and Lenders, on one hand, and such Credit Party, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

         (c) no joint venture is created hereby, by the Notes or by any of the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among such Credit Party and the Lenders.

         9.15. WAIVER OF JURY TRIAL.

         EACH CREDIT PARTY, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES AND FOR ANY COUNTERCLAIM THEREIN.

         9.16. TERMINATION OF COLLATERAL PERIOD.

         Upon the occurrence of a Credit Improvement Date that terminates the Collateral Period:

         (a) the pledges and grants of security interests pursuant to the Pledge Agreements, and the covenants and other agreements contained therein, shall no longer be effective and shall otherwise cease and be of no further force and effect;

         (b) the Collateral Agent shall, at the expense of the Company, (i) return all items described in subsection 5.1(k) to the Company or the applicable Credit Party and (ii) execute and deliver Uniform Commercial Code termination statements to evidence the termination described in clause (a) above; and

         (c) the representation and warranty set forth on Schedule V no longer shall be deemed to be included in this Agreement.

         9.17. CONFIDENTIALITY.

         The Agent and each Lender (each, a "Lending Party") agrees to keep confidential any information furnished or made available to it by the Credit Parties pursuant to this Credit Agreement that is marked confidential; provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any Affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or Affiliate of any Lending Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Credit Agreement, (g) in connection with any litigation to which such Lending Party or any of its Affiliates may be a party, (h) to the extent necessary in connection with the exercise of any remedy under this Credit Agreement or any other Credit Document, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, (j) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty (i) has been approved in writing by the Company and (ii) agrees in a writing enforceable by the Company to be bound by the provisions of this subsection 9.17) and (k) subject to provisions substantially similar to those contained in this subsection 9.17, to any actual or proposed participant or assignee.

         9.18. PRUDENTIAL INTERCREDITOR AGREEMENT.

         The Lenders hereby agree that the Agent, on behalf of the Lenders, may enter into an intercreditor agreement, substantially in the form of Exhibit J, with The Prudential Insurance Company of American ("Prudential"), as the holder of the Guaranteed ESOT Notes Due June 19, 2009 of The BetzDearborn Inc. Employee Stock Ownership and 401(k) Plan currently outstanding in the aggregate principal amount of $93,500,000, which intercreditor agreement shall provide, among other things, for the pro rata sharing among the Lenders and Prudential of any proceeds of the Collateral or the guarantees under Section 3A.


                            (signature pages follow)

         IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


COMPANY:                                    HERCULES INCORPORATED,
                                            a Delaware corporation

                                            By:
                                            Name:
                                            Title:


DESIGNATED
BORROWER/
SUBSIDIARY
GUARANTOR:                                  BETZDEARBORN CANADA, INC.,
                                            an Ontario corporation

                                            By:
                                            Name:
                                            Title:



OTHER SUBSIDIARY
GUARANTORS:
                                            HERCULES CREDIT, INC.,
                                            a Delaware corporation

                                            By:
                                            Name:
                                            Title:



                                      s-1-A

                                            HERCULES FLAVOR, INC.,
                                            a Delaware corporation

                                            By:
                                            Name:
                                            Title:



                                            WSP, INC.,
                                            a Delaware corporation

                                            By:
                                            Name:
                                            Title:


                                            AQUALON COMPANY,
                                            a Delaware corporation

                                            By:
                                            Name:
                                            Title:


                                            HERCULES FINANCE COMPANY,
                                            a Delaware corporation

                                            By:
                                            Name:
                                            Title:


                                            FIBERVISIONS, L.L.C.,
                                            a Delaware limited liability company

                                            By:
                                            Name:
                                            Title:



                                     s-1-B

                                            FIBERVISIONS INCORPORATED,
                                            a Delaware corporation

                                            By:
                                            Name:
                                            Title:




                                            FIBERVISIONS PRODUCTS, INC.,
                                            a Georgia corporation

                                            By:
                                            Name:
                                            Title:


                                            HERCULES INTERNATIONAL LIMITED,
                                            a ___________________ corporation

                                            By:
                                            Name:
                                            Title:


                                            BETZDEARBORN, INC.,
                                            a Pennsylvania corporation

                                            By:
                                            Name:
                                            Title:


                                            BETZDEARBORN EUROPE, INC.,
                                            a Delaware corporation

                                            By:
                                            Name:
                                            Title:



                                     s-1-C

                                            DRC, LTD.,
                                            a Delaware corporation

                                            By:
                                            Name:
                                            Title:



                                            BL TECHNOLOGIES, INC.,
                                            a Delaware corporation

                                            By:
                                            Name:
                                            Title:


                                            BLI HOLDINGS, INC.,
                                            a Delaware corporation

                                            By:
                                            Name:
                                            Title:


                                            BETZDEARBORN PAPER PROCESS
                                            GROUP, INC.,
                                            a Florida corporation

                                            By:
                                            Name:
                                            Title:


                                            BETZDEARBORN HYDROCARBON
                                            PROCESS GROUP, INC.,
                                            a Texas corporation

                                            By:
                                            Name:
                                            Title:



                                     s-1-D

LENDERS:                                    NATIONSBANK, N. A.,
                                            individually in its capacity as a
                                            Lender and in its capacity as Agent

                                            By:
                                                     M. Gregory Seaton
                                                     Senior Vice President

                                            THE CHASE MANHATTAN BANK

                                            By:
                                            Name:
                                            Title:

                                            CITIBANK, N.A.

                                            By:
                                            Name:
                                            Title:

                                            MORGAN GUARANTY TRUST COMPANY
                                            OF NEW YORK

                                            By:
                                            Name:
                                            Title:

                                            DEUTSCHE BANK A.G., NEW YORK BRANCH
                                            AND/OR CAYMAN ISLANDS BRANCH

                                            By:
                                            Name:
                                            Title:

                                            UBS AG, NEW YORK BRANCH

                                            By:
                                            Name:
                                            Title:

                                            THE BANK OF NOVA SCOTIA

                                            By:
                                            Name:
                                            Title:

                                            BANK OF TOKYO-MITSUBISHI, LTD.,
                                            NEW YORK BRANCH

                                            By:
                                            Name:
                                            Title:


                                            BANK OF TOKYO-MITSUBISHI
                                            TRUST COMPANY

                                            By:
                                            Name:
                                            Title:

                                            COMMERZBANK AG,
                                            NEW YORK BRANCH

                                            By:
                                            Name:
                                            Title:

                                            By:
                                            Name:
                                            Title:

                                            DRESDNER BANK AG, NEW YORK
                                            AND GRAND CAYMAN BRANCHES

                                            By:
                                            Name:
                                            Title:

                                            FIRST UNION NATIONAL BANK

                                            By:
                                            Name:
                                            Title:

                                           THE INDUSTRIAL BANK OF JAPAN, LIMITED
                                           NEW YORK

                                           By:
                                           Name:
                                           Title:

                                            MELLON BANK, N.A.

                                            By:
                                            Name:
                                            Title:

                                            PNC BANK, N.A.

                                            By:
                                            Name:
                                            Title:

                           [Intentionally Left Blank]

                                            ABN AMRO BANK N.V.

                                            By:
                                            Name:
                                            Title:

                                            MARINE MIDLAND BANK

                                            By:
                                            Name:
                                            Title:

                                            WACHOVIA BANK, N.A.

                                            By:
                                            Name:
                                            Title:

                                            BANKBOSTON, N.A.

                                            By:
                                            Name:
                                            Title:

                                            BANK OF MONTREAL IRELAND PIC

                                            By:
                                            Name:
                                            Title:

                                            DEN DANSKE BANK AKTIESELSKAB,
                                            CAYMAN ISLANDS BRANCH

                                            By:
                                            Name:
                                            Title:


                                            By:
                                            Name:
                                            Title:

                                            THE NORINCHUKIN BANK,
                                            NEW YORK BRANCH

                                            By:
                                            Name:
                                            Title:

                                            THE SUMITOMO BANK, LIMITED,
                                            NEW YORK BRANCH

                                            By:
                                            Name:
                                            Title:

                                            BANCA COMMERCIALE ITALIANA,
                                            NEW YORK BRANCH

                                            By:
                                            Name:
                                            Title:

                                            COMERICA BANK

                                            By:
                                            Name:
                                            Title:

                                            PARIBAS

                                            By:
                                            Name:
                                            Title:


                                            By:
                                            Name:
                                            Title:







                                      2-27

                                            NORDDEUTSCHE LANDESBANK
                                            GIROZENTRALE, NEW YORK/
                                            CAYMAN ISLANDS BRANCH

                                            By:
                                            Name:
                                            Title:







                                      s-28